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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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Kratos Defense & Security Solutions, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 10, 2013

Dear Stockholder:

        You are cordially invited to attend the 2013 Annual Meeting of Kratos Defense & Security Solutions, Inc. ("Kratos"), which will be held at the Irvine Amenities Center located at 9540 Towne Centre Drive, Suite 175, San Diego, California 92121, on Wednesday, May 22, 2013, at 9:00 a.m. local time. We hope you will be able to attend the meeting in person.

        At our annual meeting, our stockholders will be asked to elect the seven directors named herein to our Board of Directors; to ratify the Board's selection of Grant Thornton LLP as our independent registered public accounting firm; to approve an amendment to our Employee Stock Purchase Plan to increase the aggregate number of shares that may be issued under the plan by 1,500,000 shares; to cast an advisory vote to approve the compensation of our named executive officers; and to transact such other business as may properly come before the meeting or any adjournment thereof. Following the formal annual meeting, we will also present a report on our operations and activities, and management will be pleased to answer your questions about us and our business.

        Whether or not you plan to attend the annual meeting personally, and regardless of the number of shares of Kratos common stock you own, it is important that your shares be represented at the annual meeting. This year, we are pleased to take advantage of rules enacted by the Securities and Exchange Commission ("SEC") that allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") instead of a paper copy of our proxy materials, which include the Notice of Annual Meeting, our proxy statement, our 2012 Annual Report and a proxy card or voting instruction form. The Notice contains instructions on how to access those documents on the Internet and how to cast your vote via the Internet or by telephone. The Notice also contains instructions on how to request a paper copy of our proxy materials. All stockholders who do not receive the Notice will receive a paper copy of the proxy materials by mail. If you have received a paper copy of our proxy materials you can cast your vote by completing the enclosed proxy card and returning it in the postage-prepaid envelope provided or by utilizing the telephone or Internet voting systems.

Sincerely,

Eric DeMarco President and Chief Executive Officer

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
4820 EASTGATE MALL, SUITE 200
SAN DIEGO, CA 92121
(858) 812-7300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 22, 2013

To the Stockholders of Kratos Defense & Security Solutions, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Kratos Defense & Security Solutions, Inc. (the "Company") will be held on Wednesday, May 22, 2013, at 9:00 a.m. local time at the Irvine Amenities Center located at 9540 Towne Centre Drive, Suite 175, San Diego, California 92121 for the following purposes:

  1.
  To elect the following seven nominees as directors to serve until the next annual meeting, or until their successors are duly elected and qualified: Scott Anderson, Bandel Carano, Eric DeMarco, William Hoglund, Scot Jarvis, Jane Judd, and Samuel Liberatore.

  2.
  To ratify the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 29, 2013.

  3.
  To approve an amendment to the Company's 1999 Employee Stock Purchase Plan to increase the aggregate number of shares that may be issued under the plan by 1,500,000 shares.

  4.
  An advisory (non-binding) vote to approve the compensation of our named executive officers as presented in the proxy statement accompanying this Notice.

  5.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Our Board of Directors unanimously recommends a vote "FOR" each of the director nominees and "FOR" each of the other proposals listed above. The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

        Our Board of Directors has fixed the close of business on March 26, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at this annual meeting and at any adjournment or postponement thereof. All stockholders are invited to attend the meeting. You must present your proxy, voter instruction card or meeting notice for admission.

By Order of the Board of Directors,
Eric DeMarco
April 10, 2013	President and Chief Executive Officer

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE ON THE INTERNET OR BY TELEPHONE AS INSTRUCTED IN THESE MATERIALS, OR, IF YOU REQUESTED AND RECEIVED A PRINTED COPY OF THIS PROXY STATEMENT, COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, OR VOTE OVER THE INTERNET OR BY TELEPHONE AS INSTRUCTED IN THESE MATERIALS AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 22, 2013: Our proxy statement and our 2012 Annual Report to Stockholders are available at http://materials.proxyvote.com/50077B

 2013 PROXY SUMMARY

        This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

Time & Date:	9:00 a.m., May 22, 2013
Place:	Irvine Amenities Center 9540 Towne Centre Drive, Suite 175 San Diego, CA 92121
Record Date:	March 26, 2013
Voting:
You may vote either in person at the Annual Meeting or by telephone, the Internet or mail. See the section entitled "How to Vote" below for more detailed information regarding how you may vote your shares.
Admission:
Everyone attending the Annual Meeting will be required to present both proof of ownership of the Company's common stock and a valid picture identification, such as a driver's license or passport. If your shares are held in the name of a bank, broker or other financial institution, you will need a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date. If you do not have both proof of ownership of the Company's common stock and a valid picture identification, you may be denied admission to the Annual Meeting. Cameras and electronic recording devices are not permitted at the Annual Meeting.

Meeting Agenda and Voting Recommendations

Proposal		Board Vote Recommendation	Page References (for more detail)
1.	Election of Directors	FOR EACH DIRECTOR NOMINEE	18
2.	Ratification of Grant Thornton as our independent registered public accounting firm for fiscal year ending December 29, 2013	FOR	21
3.	Approval of an amendment to our 1999 Employee Stock Purchase Plan to increase the number of shares issuable under the plan by 1,500,000 shares	FOR	23
4.	Advisory (non-binding) vote to approve the compensation of our named executive officers	FOR	28

Director Nominees

        The following table provides summary information about each director nominee. Each director nominee will be elected to serve until the next annual meeting of stockholders.

Name	Age	Director Since	Occupation	Independent	Committees
Scott Anderson	54	1997	Principal, Cedar Grove Partners, LLC	x	Audit (Chair); Nominating & Corporate Governance
Bandel Carano	51	1998	Managing Partner, Oak Investment Partners LLC	x	Compensation; Nominating & Corporate Governance (Chair)
Eric DeMarco	49	2003	President & Chief Executive Officer, Kratos
William Hoglund (Chairman)	59	2001	Member, Safeboats International, LLP	x	Audit; Compensation; Nominating & Corporate Governance
Scot Jarvis	52	1997	Principal, Cedar Grove Partners, LLC	x	Audit; Compensation (Chair); Nominating & Corporate Governance
Jane Judd	66	2011	Senior Financial Executive (Ret.), Titan Corporation	x	Audit
Samuel Liberatore	75	2009	Senior Vice President (Ret.), Madison Research Division of Kratos	x	Nominating & Corporate Governance

Ratification of Auditors

        As a matter of good corporate governance, we are asking our stockholders to ratify the Audit Committee's selection of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 29, 2013. Set forth below is summary information with respect to fees paid to Grant Thornton for services provided in the last two years (please review the complete Proposal No. 2 beginning on page 21 of this proxy statement).

	Fiscal 2011	Fiscal 2012
Audit Fees	$1,974,812	$1,694,052
Tax Fees	7,680	—
All Other Fees	4,150	4,900

TOTAL	$1,986,642	$1,698,952

Employee Stock Purchase Plan Amendment Proposal

        We are asking the Company's stockholders to approve an amendment to the 1999 Employee Stock Purchase Plan (the "Purchase Plan") to increase the aggregate number of shares that may be issued under the Purchase Plan by 1,500,000 shares. Such increase would enable us to continue to offer the Purchase Plan to our executive and non-executive employees. We believe key elements of our future success will be broad-based stock ownership by all our employees and providing them with incentives to become and remain stockholders. The Purchase Plan is a broad-based employee stock purchase plan which provides eligible employees, including our non-executive employees, a convenient opportunity to purchase stock and further align their interests with our stockholders' interests.

Fiscal Year 2012 Business Performance and Executive Compensation Highlights

        We are asking our stockholders to provide an advisory vote relating to the compensation of our named executive officers. The Compensation Committee has developed our executive compensation strategy to achieve the following principal compensation objectives:

  •
  align executive compensation with stockholders' interests, including placing a majority of compensation "at risk";

  •
  recognize individual initiative and achievements;

  •
  attract, motivate and retain highly qualified executives; and

  •
  create incentives that drive the entire executive management team to achieve challenging corporate goals that drive superior long-term performance.

        In fiscal year 2012, Kratos achieved a record year of revenues, adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"), operating cash flows and backlog.

	Fiscal Year 2012 ($)	Fiscal Year 2011 ($)	% Increase in Fiscal Year 2012 Compared to Fiscal Year 2011	Fiscal Year 2010 ($)	% Increase in Fiscal Year 2011 Compared to Fiscal Year 2010
	(in millions)
Gross Revenues	969.2	713.9	35.8%	408.5	74.8%
Adjusted EBITDA(1)	115.4	93.0	24.1%	39.7	134.3%
Operating Cash Flow	52.3	5.2	905.8%	28.3	-81.6%
Backlog	1,300.0	1,100.0	18.2%	674.0	63.2%

(1)
Earnings before interest, taxes, depreciation and amortization ("EBITDA") excluding acquisition related items and non-cash items such as impairment of goodwill, intangibles, and stock based compensation expense. Please see our Form 8-K filed with the SEC on March 12, 2013 for information reconciling Adjusted EBITDA to EBITDA.

        Despite the record financial performance during fiscal year 2012, Kratos continued to face significant challenges to its market valuation. Like seven of our peers, our stock price declined over 10% during fiscal year 2012. The major headwinds the Company and the broader defense sector faced in 2012 included the uncertainty of the Department of Defense budget caused by the Budget Control Act of 2011, the looming threat of sequestration, a debt ceiling expected to be reached in the first half of 2013, and the Continuing Resolution for fiscal year 2013. We also faced challenges due to continued commoditization in our legacy government services business, reduced demand in our specialized ground equipment business, and the unforeseen impact of Hurricane Sandy on our critical infrastructure business in the Northeast. These combined factors resulted in our falling a few percent short of the minimum Adjusted EBITDA target that we set coming into 2012. We did however meet our operating cash flow target and other liquidity metrics, such as our days sales outstanding ("DSO") target, for the year.

        Even with the many external challenges, our Board of Directors and Compensation Committee believe the performance of our executive management team has strategically positioned our Company for future growth and allows us to continue to invest strategically in our business in a manner that will improve operating fundamentals and enhance long-term stockholder value. As a result of the strategic positioning that our executive team has achieved, our exposure to continued commoditization in our legacy government services business has decreased (only comprising approximately 10% of our overall revenues, down from 75% of our overall revenues in 2009), all while significantly growing our EBITDA and cash flows. Additionally, we have well diversified our overall reliance on the Department of Defense and other governmental agencies, as over 30% of our revenues are now generated in international and commercial markets and in our critical infrastructure business. These are markets we believe have significant growth potential. Our executive management team also continues to remain focused on streamlining costs, implementing operating efficiencies, and generating cash flow to continue to de-lever our balance sheet, which we believe will ultimately increase the equity value of the Company.

        At the 2012 Annual Meeting, a majority of our stockholders indicated approval of the compensation of our named executive officers, with 55% of the votes cast in favor of the proposal. Despite majority support, we were disappointed in the voting result and recognized the need to better understand our stockholders' opinions. As such, over the last year, our Compensation Committee and management embarked on a multi-pronged effort to gather feedback from key stockholders regarding our executive compensation. This included meeting with our stockholders to obtain additional insight on the compensation changes our Compensation Committee was considering and their views of current market practices. We supplemented these stockholder discussions with analyses of market practices at peer companies, discussions with proxy advisory services and corporate governance research firms and obtained advice from outside compensation consultants.

        As a result of this research effort and the stockholder feedback we received, our Compensation Committee took several actions related to our 2012 pay programs, and more substantial changes to our compensation programs for 2013. Since we did not complete our stockholder outreach and supplementary research efforts until after we received the May 2012 stockholder vote, these changes were not able to be implemented until late in 2012, thereby impacting 2012 annual incentive awards, but not impacting the 2012 base salaries and the 2012 long-term incentive awards in the executive compensation tables set forth below. The Compensation Committee did take a number of additional actions in 2012.

        2012 Executive Pay Highlights:    For 2012, the Committee took several key steps to reinforce the alignment between pay and performance at Kratos:

  •
  Aligned base salaries with the median of market.

  •
  Set aggressive revenue, Adjusted EBITDA, and operating cash flow targets for fiscal year 2012 annual incentive compensation purposes based upon the Annual Operating Plan ("AOP"). Our Board reviews and approves our annual consolidated AOP, as well as each division's AOP.

  •
  The fiscal year 2012 AOP included revenue growth of 29%, at $920 million, Adjusted EBITDA growth of 29% at $120 million, growth of operating cash flow of 82% at $60 million, and DSO improvement of 9% (at 95 days) over fiscal year 2011. All of the fiscal year 2012 AOP financial targets excluded any impact from acquisitions.

  •
  Provided no cash annual incentive payouts for the financial portion of the 2012 goals due to missing the threshold level of 90% of the target Adjusted EBITDA level by a few of percentage points. As discussed below, the Compensation Committee did provide an award in early 2013 of stock options that vest over a four-year period in recognition of the financial targets that were achieved in 2012 (operating cash flow, reduction of DSOs, and revenues) and the management team's successful execution of the Company's strategic objectives of continuing to diversify the Company's business to a more specialty product and critical infrastructure/non-Department of Defense business.

  •
  Granted restricted stock units in January and March 2012 that cliff vest at the end of 10 years for our CEO, CFO, and General Counsel, and 5 years for the other recipients. The Compensation Committee did not grant any other stock awards to our named executive officers during fiscal year 2012, with the exception of Mr. Poirier. Mr. Poirier received an additional grant of restricted stock units in July 2012 when he was promoted to President of our newly formed Electronics Products Division.

        2013 Executive Pay Highlights:    For 2013, the Compensation Committee implemented a number of key changes that will provide more clear alignment between pay and performance, including:

  •
  Base Salary:  The base salaries of all of our corporate named executive officers and certain of our business unit executive officers were frozen at 2012 compensation levels. The intent of the Compensation Committee was to construct a compensation program with additional emphasis on performance-based and long-term incentives.

  •
  Long-term Equity Incentives:  Beginning in 2013, the Company began issuing a 50%/50% share mix of performance-based and time-based stock options. The Compensation Committee believes that granting stock options with vesting tied to the achievement of performance measures incentivizes the Company's executive officers to build long-term equity value and closely aligns the interests of our executive officers with our stockholders' interests. For instance, the performance-based options granted in 2013 vest upon the Company's common stock reaching

    $15.00 per share, thereby requiring an approximately 201% increase in equity value above the grant date market price of $4.98. The time-vesting stock options cliff vest at the end of five years and also require appreciation in stock price to generate value, so the time-vesting options provide a strong performance emphasis as well as serve as a retention tool.

  •
  Payment of Earned 2012 Annual Incentives in Stock Options Granted in 2013:  As discussed above, the Compensation Committee made the decision to grant stock options to our corporate named executive officers in recognition of the Company's achievement of 2012 financial objectives (comprising 35% of the target incentive award) that were met or exceeded for fiscal year 2012, but for which there was no payment on those performance metrics under the annual incentive plan since the minimum 90% target EBITDA was not achieved. The stock option grants were issued on January 4, 2013 with an exercise price equal to the Company's closing market price of $4.98 on the grant date and with 25% vesting on each of the first four anniversary dates from the grant date.

  •
  Change-in-Control Agreements:  Beginning in 2013, any new change-in-control agreements or renewals or material amendments of existing change-in-control agreements will eliminate excise tax gross-ups. In addition, beginning in 2013, equity awards will have "double-trigger" requirements, such that they will not accelerate in the event of a change-in-control unless also accompanied by a qualifying termination of employment.

  •
  Anti-Hedging and Anti-Pledging Policy:  Our Compensation Committee understands and concurs with the growing stockholder sentiment that equity grants should provide alignment with stockholder interests, and that hedging and pledging transactions by directors and executive officers can reduce an executive's alignment with stockholder interests. Beginning in March 2013, the Company has implemented a policy that prohibits any hedging and pledging transactions by directors and executive officers.

  •
  Stock Ownership Target Guideline:  Effective March 2013, the Compensation Committee implemented a stock ownership target guideline (including all shares held through options, restricted stock units, Employee Stock Purchase Plan purchases, open market purchases and 401(k) holdings) for our Chief Executive Officer of 1% of our outstanding shares of common stock.

        Additional information about our compensation philosophy and program, including the compensation actions summarized above, can be found in the "Compensation Discussion and Analysis" section beginning on page 35 of this proxy statement. Our Board of Directors and Compensation Committee believe that the compensation of our named executive officers for fiscal year 2012 was appropriate and reasonable and that our compensation policies and procedures are sound and in the best interests of the Company and its stockholders. Additionally, the Compensation Committee believes that our compensation policies and procedures are effective in achieving the Company's goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives' long-term interests with those of our stockholders and motivating our executive officers to remain with the Company for long and productive careers.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
4820 EASTGATE MALL, SUITE 200
SAN DIEGO, CA 92121

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2013

General

        The enclosed proxy is solicited on behalf of our Board of Directors (the "Board") for use at the 2013 Annual Meeting of Stockholders (the "Annual Meeting") of Kratos Defense & Security Solutions, Inc., to be held on May 22, 2013 at 9:00 a.m. local time and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Irvine Amenities Center located at 9540 Towne Centre Drive, Suite 175, San Diego, California 92121.

        We intend to mail a Notice Regarding the Availability of Proxy Materials (the "Notice") or our proxy materials to all stockholders of record entitled to vote at the Annual Meeting on or about April 10, 2013. The Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials.

        All references to us, we, our, the Company and Kratos refer to Kratos Defense & Security Solutions, Inc., a Delaware corporation, and its subsidiaries.

Solicitation and Revocation of Proxy

        Our Board is soliciting the accompanying proxy. In accordance with unanimous recommendations of our Board, the individuals named in the proxy will vote all shares represented by proxies in the manner designated, or if no designation is made, they will vote the proxies FOR the election of all of the director nominees and FOR each of the other proposals. In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment of the Annual Meeting. As of the date of this proxy statement, our Board does not know of any other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement. The individuals acting as proxies will not vote on a particular matter if the proxy card representing those shares instructs them to abstain from voting on that matter or to the extent a proxy card is marked to show that some of the shares represented by the proxy card are not to be voted.

        If you give a proxy, you may revoke it at any time before the final vote at the Annual Meeting, either:

          (1)   by revoking it in person at the Annual Meeting;

          (2)   by sending a written notice that you are revoking your proxy to our Corporate Secretary at 4820 Eastgate Mall, Suite 200, San Diego, California, 92121; or

          (3)   by submitting another properly completed and executed proxy card with a later date to us at the above noted address.

        Your presence at the meeting will not automatically revoke your proxy, but if you attend the meeting and cast a ballot, your proxy will be revoked as to the matters on which the ballot is cast.

Shares Outstanding and Voting Rights

        Only stockholders of record as of the record date, March 26, 2013, will be entitled to notice of and to vote at the Annual Meeting or at any continuation, postponement or adjournment of the original meeting. On the record date, our only class of voting stock outstanding was common stock. On March 26, 2013, 56,653,790 shares of common stock were issued and outstanding. Each outstanding share of common stock entitles the holder to one vote on all matters to be voted upon at the Annual Meeting.

How to Vote

Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote by attending the Annual Meeting and voting in person. You will be given a ballot at the Annual Meeting.

        If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy using the proxy card, vote by proxy on the Internet or vote by proxy over the telephone. The procedures for voting by proxy are as follows:

  •
  To vote via the Internet, go to the Internet address stated in the Notice or on your proxy card.

  •
  To vote by telephone, call the number stated in the Notice or on your proxy card.

  •
  To vote by mail, if you have received or requested a printed copy of the proxy materials by mail, simply mark your proxy card, date and sign it and return it in the postage-prepaid envelope.

        Votes submitted via the Internet or by telephone must be received by 11:59 P.M. Eastern Time on May 21, 2013. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting.

        We provide Internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet and telephone access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Agent

        If at the close of business on March 26, 2013 your shares of common stock were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name," and you will receive a proxy card and voting instructions from that organization. Your broker, bank or other nominee will allow you to deliver your voting instructions via the Internet and may also permit you to submit your voting instructions by telephone.

        Please note that if your shares are held of record by a broker, bank or other nominee and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy issued in your name from your broker, bank or other nominee.

Voting Kratos Shares Held Through the Kratos 401(k) Plan

        The Kratos 401(k) Plan provides that the trustee of the plan will vote the shares of our common stock that are not directly voted by the participants in the plan. If the trustee does not receive voting instructions from participants in the Kratos 401(k) Plan, the trustee may vote the shares of our common stock under such plan in the same proportion as the shares voted by all other respective plan participants. If the trustee receives a signed but not voted proxy card, the trustee will vote such shares of our common stock according to the Board's recommendations.

Counting of Votes; Quorum

        The inspector of election appointed for the meeting by our Board will count the votes cast by proxy or in person at the Annual Meeting. The inspector will count those votes to determine whether or not a quorum is present.

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of our outstanding shares of common stock entitled to vote are represented by votes at the Annual Meeting or by proxy. At the close of business on March 26, 2013, the record date for the Annual Meeting, there were 56,653,790 shares of common stock outstanding and entitled to vote at the Annual Meeting.

        Your shares will be counted toward the quorum only if you submit a valid proxy (or if one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Votes withheld from a director nominee and abstentions will be counted towards the quorum requirement. Broker non-votes will also be counted towards the quorum requirement. If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date to provide the Company with the opportunity to establish a quorum.

Required Vote

        The following is a summary of the voting requirements that apply to the proposals discussed in this proxy statement:

Proposal		Vote Required	Discretionary Voting Allowed?
1.	Election of Directors	Plurality	No
2.	Ratification of Auditor	Majority	Yes
3.	Amendment to the 1999 Employee Stock Purchase Plan	Majority	No
4.	Advisory Vote to Approve the Compensation of Our Named Executive Officers	Majority	No

        Our Board of Directors unanimously recommends a vote "FOR" each of the proposals listed above.

        A "plurality" means, with regard to the election of directors, that the seven nominees for director receiving the greatest number of "for" votes from our shares entitled to vote will be elected.

        A "majority" means that a proposal receives a number of "for" votes that is a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

        "Discretionary voting" occurs when a bank, broker, or other holder of record does not receive voting instructions from the beneficial owner and votes those shares in its discretion on any proposal as to which rules permit such bank, broker, or other holder of record to vote. As noted below, when banks, brokers, and other holders of record are not permitted under the rules to vote the beneficial owner's shares, the affected shares are referred to as "broker non-votes."

        Although the advisory vote on Proposal No. 4 is non-binding, as provided by law, our Board and Compensation Committee will review the results of the votes and, consistent with our record of stockholder engagement, will take the results into account in making a determination concerning executive compensation.

Effect of Withhold Authority Votes, Abstentions and Broker Non-Votes

        Withhold Votes:    Shares subject to instructions to withhold authority to vote on the election of directors will not be voted. This will have no effect on the election of directors because, under plurality voting rules, the seven director nominees receiving the highest number of "for" votes will be elected.

        Abstentions:    Under Delaware law (under which Kratos is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting. Therefore, abstentions will have the same effect as a vote "against": Proposal No. 2—Ratification of Auditor; Proposal No. 3—Amendment to the 1999 Employee Stock Purchase Plan; and Proposal No. 4—Advisory Vote to Approve the Compensation of our Named Executive Officers.

        Broker Non-Votes:    Under rules that govern banks, brokers and others who have record ownership of company stock held in brokerage accounts for their clients who beneficially own the shares, these banks, brokers and other such holders who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters ("discretionary matters") but do not have discretion to vote uninstructed shares as to certain other matters ("non-discretionary matters"). A broker may return a proxy card on behalf of a beneficial owner from whom the broker has not received voting instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. The broker's inability to vote the non-discretionary matters with respect to which the broker has not received voting instructions from the beneficial owner is referred to as a "broker non-vote."

        As a result of a change in rules related to discretionary voting and broker non-votes, banks, brokers, and other such record holders are no longer permitted to vote the uninstructed shares of their customers on a discretionary basis in the election of directors, amendments to equity plans or on executive compensation matters. Because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting, they will have no effect on the outcome of the vote on: Proposa1 No. 1—Election of Directors; Proposal No. 3—Amendment to the 1999 Employee Stock Purchase Plan; and Proposal No. 4—Advisory Vote to Approve the Compensation of our Named Executive Officers. As a result, if you hold your shares in street name and you do not instruct your bank, broker, or other such holder how to vote your shares in the election of directors, amendment to the 1999 Employee Stock Purchase Plan, and on the advisory vote to approve the compensation of our named executive officers, no votes will be cast on your behalf on these proposals. Therefore, it is critical that you indicate your vote on these proposals if you want your vote to be counted. The proposal to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2013 should be considered a routine matter. Therefore, your broker will be able to vote on this proposal even if it does not receive instructions from you, so long as it holds your shares in its name.

Delivery of Notice of Internet Availability of Proxy Materials; Delivery of Proxy Materials

        Under rules adopted by the U.S. Securities and Exchange Commission ("SEC"), we may provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to some of our stockholders of record. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. The Notice will tell you how to access and review the proxy materials over the Internet at www.proxyvote.com. The Notice also tells you how to access your proxy card to vote over the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.

        If you received more than one package of proxy materials, this means that you have multiple accounts holding shares of Kratos common stock. These may include: accounts with our transfer agent, Wells Fargo Shareowner Services; shares held in Kratos' 401(k) Plan or Employee Stock Purchase Plan;

and accounts with a broker, bank or other holder of record. Please vote all proxy cards and voting instruction forms that you receive with each package of proxy materials to ensure that all of your shares are voted.

Cost and Method of Solicitation

        We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our stockholders. Solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers, other employees, or consultants. No additional compensation will be paid to directors, officers or other regular employees for such services. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners.

Stockholder List

        A complete list of registered stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose related to the meeting, for ten days prior to the date of the annual meeting during ordinary business hours at our principal offices located at 4820 Eastgate Mall, Suite 200, San Diego, California 92121.

Admission to the Annual Meeting

        Everyone attending the Annual Meeting will be required to present both proof of ownership of the Company's common stock and a valid picture identification, such as a driver's license or passport. If your shares are held in the name of a bank, broker or other financial institution, you will need a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date. If you do not have both proof of ownership of the Company's common stock and a valid picture identification, you may be denied admission to the Annual Meeting. Cameras and electronic recording devices are not permitted at the Annual Meeting.

Voting Results

        Voting results are expected to be announced at the Annual Meeting and will also be disclosed in a Current Report on Form 8-K (the "Form 8-K") that we will file with the Securities and Exchange Commission (the "SEC") within four business days of the date of the Annual Meeting. In the event the results disclosed in our Form 8-K are preliminary, we will subsequently amend the Form 8-K to report the final voting results within four business days of the date that such results are known.

 CORPORATE GOVERNANCE

Overview

        We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our stockholders well and maintaining our integrity in the marketplace. Our Corporate Governance Guidelines and Code of Ethics, together with our certificate of incorporation, Bylaws and the charters of our Board Committees, form the basis for our corporate governance framework. As discussed below, our Board of Directors has established three standing committees to assist it in fulfilling its responsibilities to the Company and its stockholders: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Corporate Governance Guidelines

        Our Board has adopted Corporate Governance Guidelines to assist it in the exercise of its responsibilities and to serve the interests of the Company and our stockholders. The Corporate Governance Guidelines are available for review on our website at www.kratosdefense.com/about-kratos/corporate-governance.

Director Independence

        Our Board has unanimously determined that six of our directors standing for re-election, Messrs. Anderson, Carano, Hoglund, Jarvis, and Liberatore and Ms. Judd, who constitute a majority of the Board, are "independent" directors as that term is defined by NASDAQ Marketplace Rule 5605(a)(2). In making this determination, the Board has affirmatively determined, considering broadly all relevant facts and circumstances regarding each independent director, that none of the independent directors has a material relationship with us (either directly or as a partner, stockholder, officer or affiliate of an organization that has a relationship with us) that could compromise the director's ability to act independently and in the best interests of the Company and its stockholders. In addition, based upon NASDAQ Marketplace Rule 5605(a)(2), the Board determined that Mr. DeMarco is not "independent" because he is our President and Chief Executive Officer.

Nominations for Directors

        The Nominating and Corporate Governance Committee is responsible for screening potential director candidates and recommending qualified candidates to the Board for nomination. The committee will consider and evaluate any recommendation for director nominees proposed by a stockholder who (i) has continuously held at least 1% of the outstanding shares of our common stock entitled to vote at the annual meeting of stockholders for at least one year by the date the stockholder makes the recommendation and who satisfies the notice, information and consent provisions set forth in our Bylaws. The Nominating and Corporate Governance Committee will use the same evaluation process for director nominees recommended by stockholders as it uses for other director nominees.

        In addition, our Bylaws set forth a process for stockholders to nominate individuals for election to the Board. See "Stockholder Proposals" below for additional information regarding the content and timing of the information that must be received by our Corporate Security for a director nominee to be considered for election at our 2014 Annual Meeting. A printed copy of our Bylaws may be obtained by any stockholder upon request to our Corporate Secretary at Kratos Defense & Security Solutions, Inc., 4820 Eastgate Mall, Suite 200, San Diego, California 92121.

        The goal of the Nominating and Corporate Governance Committee is to assemble a board of directors that brings a variety of perspectives and skills derived from high quality business and professional experience to Kratos. As stated in our Corporate Governance Guidelines, nominees for director are to be selected on the basis of, among other criteria, experience, knowledge, skills, expertise, integrity, diversity, ability to make analytical inquiries, understanding of or familiarity with our business, products or markets or similar business, products or markets, and willingness to devote adequate time and effort to Board responsibilities. Although we do not have a written policy with respect to Board diversity, the Nominating and Corporate Governance Committee and the Board believe that a diverse board leads to improved Company performance by encouraging new ideas, expanding the knowledge base available to management and fostering a boardroom culture that promotes innovation and vigorous deliberation. In addition, the Nominating and Corporate Governance Committee will also consider the ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with the Company's interests.

        Additionally, our Bylaws provide that in order to be eligible for election or appointment to the Board, an individual must (i) be at least 21 years of age, (ii) have the ability to be present, in person, at all regular and special meetings of the Board, and (iii) either (a) have substantial relevant experience in the national defense and security industry or (b) have, or be able to obtain, a U.S. government issued security clearance relevant to the business of the corporation. In addition to the foregoing, no person shall be eligible for election or appointment to the Board if such person has been convicted of a crime involving dishonesty or breach of trust or if such person is currently charged with the commission of or participation in such a crime. The Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in Kratos' best interests and that of our stockholders. The Nominating and Corporate Governance Committee does, however, recognize that under applicable regulatory requirements at least one member of our Board must meet the criteria for an "audit committee financial expert" as defined by SEC rules, and that at least a majority of the members of our Board must meet the definition of "independent director" under the NASDAQ Marketplace Rules or the listing standards of any other applicable self regulatory organization. The Nominating and Corporate Governance Committee also believes it to be appropriate for certain key members of our management to participate as members of our Board.

        The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of our Board willing to continue to serve. Current members of our Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective. If any member of our Board does not wish to be considered for re-election at an upcoming annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. In such cases, all of the members of our Board are polled for suggestions as to individuals meeting the criteria for nomination to our Board. Research may also be performed to identify qualified individuals. If the Nominating and Corporate Governance Committee believes that our Board requires additional candidates for nomination, it may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

        All directors and director nominees are required to submit a completed form of directors' and officers' questionnaire as part of the nominating process. At the discretion of the Nominating and Corporate Governance Committee, the nominating process may also include interviews and additional background and reference checks for non-incumbent nominees.

Stockholder Communications with Directors

        The Board has adopted a Stockholder Communications with Directors Policy. The Stockholder Communications with Directors Policy is available for review on our website at www.kratosdefense.com/about-kratos/corporate-governance. Stockholders and other interested parties may communicate with one or more members of the Board or the non-management directors as a group in writing by regular mail. Those who wish to send such communications may do so by addressing their communication to: Chairman of the Board or Board of Directors, c/o Corporate Secretary, Kratos Defense & Security Solutions, Inc., 4820 Eastgate Mall, Suite 200, San Diego, California 92121.

        The Board has instructed the Corporate Secretary to review all communications so received and to exercise her discretion not to forward to the Board correspondence that is inappropriate such as business solicitations, frivolous communications and advertising, routine business matters and personal grievances. However, any director may at any time request the Corporate Secretary to forward any and all communications received by the Corporate Secretary but not forwarded to the directors.

Code of Ethics

        Our Board has adopted a Code of Ethics that applies to all of our directors, officers and employees. The Code of Ethics is available for review on our website at www.kratosdefense.com/about-kratos/corporate-governance and is also available in print, without charge, to any stockholder who requests a copy by writing to us at Kratos Defense & Security Solutions, Inc., 4820 Eastgate Mall, Suite 200, San Diego, California, 92121, Attention: Investor Relations. Each of our directors, employees and officers, including our chief executive officer, chief financial officer and corporate controller, and all of our other principal executive officers, are required to comply with the Code of Ethics. The Audit Committee is responsible for reviewing and approving all amendments to the Code of Ethics and all waivers of the Code of Ethics for executive officers or directors and providing for prompt disclosure of all amendments and waivers required to be disclosed under applicable law. We will disclose future amendments to our Code of Ethics, or waivers required to be disclosed under applicable law from our Code of Ethics for our principal executive officer, principal financial officer, principal accounting officer or controller, and our other executive officers and our directors, on our website, www.kratosdefense.com, within four business days following the date of the amendment or waiver. There have not been any waivers of the Code of Ethics relating to any of our executive officers or directors in the past year.

Meetings and Committees of the Board

        Our Board is responsible for overseeing the management of our business. We keep our directors informed of our business at meetings and through reports and analyses presented to the Board and the committees of the Board. Regular communications between our directors and management also occur apart from meetings of the Board and committees of the Board.

Meeting Attendance

        Our Board normally meets quarterly but may hold additional meetings as required. During fiscal year 2012, the Board held four regularly scheduled meetings, one special meeting and acted by unanimous written consent seven times. Each of our directors attended at least 75% of the aggregate of the total number of Board meetings and the total number of meetings of each committee of the Board on which he or she was serving. All seven of our directors attended last year's annual meeting of stockholders.

        Our Board has adopted a "Director Attendance at Annual Meeting Policy," which is available for review on our website at www.kratosdefense.com/about-kratos/corporate-governance.

Executive Sessions

        Executive sessions of independent non-employee directors are held in connection with each regularly scheduled Board meeting and at other times as necessary, and are chaired by our Chairman of the Board. The Board's policy is to hold executive sessions without the presence of management, including the Chief Executive Officer and other non-independent directors, if any. The Committees of our Board may also meet in executive session at the end of each Committee meeting.

Committees of the Board of Directors

        Our Board currently has three standing committees to facilitate and assist the Board in the execution of its responsibilities: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee

        Our Audit Committee consists of Messrs. Anderson (Chairperson), Hoglund and Jarvis and Ms. Judd. Our Board has affirmatively determined that each member of the Audit Committee is independent under NASDAQ Marketplace Rule 5605(a)(2) and meets the independence and all other qualifications under NASDAQ Marketplace Rule 5605(e), the Sarbanes-Oxley Act of 2002 and applicable rules of the SEC. Our Board has also affirmatively determined that Ms. Judd qualifies as an "audit committee financial expert" as such term is defined in Regulation S-K under the Securities Act of 1933, as amended. During 2012, the Audit Committee met eight times.

        The Audit Committee acts pursuant to a written charter, which is available for review on our website at www.kratosdefense.com/about-kratos/corporate-governance. The responsibilities of the Audit Committee include overseeing, reviewing and evaluating our financial statements, accounting and financial reporting processes, internal control functions and the audits of our financial statements. The Audit Committee is also responsible for the appointment, compensation, retention, and as necessary, the termination of our independent auditors. Additional information regarding the Audit Committee is set forth below in the Report of the Audit Committee.

Compensation Committee

        Our Compensation Committee consists of Messrs. Carano, Hoglund and Jarvis (Chairperson). Our Board has affirmatively determined that each member of the Compensation Committee is independent as such term is defined under NASDAQ Marketplace Rule 5605(a)(2). During 2012, the Compensation Committee met three times. Our Board has adopted a charter for the Compensation Committee, which is available for review on our website at www.kratosdefense.com/about-kratos/corporate-governance. The Compensation Committee reviews and makes recommendations to our Board concerning the compensation and benefits of our executive officers, including the Chief Executive Officer and directors, oversees the administration of our stock option and employee benefits plans, and reviews general policies relating to compensation and benefits. The Compensation Discussion and Analysis section below provides additional information regarding the Compensation Committee's processes and procedures for considering and determining executive compensation.

Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee consists of Messrs. Anderson, Carano (Chairperson), Hoglund, Jarvis and Liberatore. Our Board has affirmatively determined that each member of the Nominating and Corporate Governance Committee is independent as such term is defined under NASDAQ Marketplace Rule 5605(a)(2). The Nominating and Corporate Governance Committee evaluates and recommends to the Board nominees for each election of directors. The Nominating and Corporate Governance Committee met three times in 2012. Our Board has adopted a charter for the Nominating and Corporate Governance Committee, which is available for review on our website at www.kratosdefense.com/about-kratos/corporate-governance. The responsibilities of the Nominating and Corporate Governance Committee include making recommendations to the Board with respect to the nominations or elections of directors and providing oversight of our corporate governance policies and practices.

Board and Committee Effectiveness

        The Board and each of its Committees performs an annual self-assessment to evaluate their effectiveness in fulfilling their obligations. The Board and Committee evaluations cover a wide range of topics, including, among others, the fulfillment of the Board and Committee responsibilities identified in the Corporate Governance Guidelines and charters for each Committee.

Board Leadership Structure

        The Board believes that its current independent Board structure is best for our Company and provides good corporate governance and accountability. The Board does not have a fixed policy regarding the separation of the roles of the Chairman of the Board and the Chief Executive Officer because it believes the Board should be able to freely select the Chairman of the Board based on criteria that it deems to be in the best interests of the Company and its stockholders. The functions of the Board are carried out by the full Board, and when delegated, by the Board committees. Each director is a full and equal participant in the major strategic and policy decisions of our Company.

        The Board believes that the current structure of a separate chairman of the board and chief executive officer is the optimum structure for the Company at this time, taking into consideration Mr. DeMarco's active role in pursuing the Company's business and growth strategies.

Board Role in Risk Management

        The risk oversight function of the Board is carried out by both the Board and each of its Committees, with the primary responsibility for identifying and managing risk at the Company resting with senior management. While the risk oversight function and matters of strategic risk are considered by the Board as a whole, each of the Committees has the following risk oversight responsibilities:

  •
  As provided in its charter, the Audit Committee meets periodically with management to discuss our major financial and operating risk exposures and the steps, guidelines and policies taken or implemented relating to risk assessment and risk management. Each quarter, our Director of Internal Audit has reported directly to the Audit Committee on the activities of our internal audit function and at least annually our General Counsel reports directly to the Audit Committee on our ethics and compliance program. Management also reports to the Audit Committee on legal, finance, accounting and tax matters at least quarterly. The Board is provided with reports on legal matters at least quarterly and on other matters related to risk oversight on an as-needed basis.

  •
  As provided in its charter, the Nominating and Corporate Governance Committee considers risks related to regulatory and compliance matters.

  •
  As provided in its charter, the Compensation Committee considers risks related to the design of the Company's compensation programs for our executives.

Compensation Committee Interlocks and Insider Participation

        During fiscal year 2012, no members of our Compensation Committee were officers or employees of Kratos or any of our subsidiaries or had any relationship otherwise requiring disclosure hereunder. In addition, none of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or our Compensation Committee.

Certain Relationships and Related Party Transactions

        During fiscal year 2012, there were no transactions to which the Company was or is a party in which the amount involved exceeded $120,000 and in which any director, officer or beneficial holder of more than 5% of any class of our voting securities or member of such person's immediate family had or will have a direct or indirect material interest.

Procedures for Approval of Related Party Transactions

        Under its charter, the Audit Committee is charged with reviewing all potential related party transactions. Our policy has been that the Audit Committee, which is comprised solely of independent, disinterested directors, reviews and then recommends such related party transactions to the entire Board for further review and approval. All such related party transactions are then required to be reported under applicable SEC rules. Aside from this policy, we have not adopted additional procedures for review of, or standards for approval of, related party transactions but instead review such transactions on a case-by-case basis.

 PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Our Board currently consists of seven directors, six of whom are independent directors within the meaning of the listing standards of The NASDAQ Stock Market, LLC ("NASDAQ"), and all of whom are standing for re-election to the Board at the Annual Meeting. All directors are elected at each annual meeting of stockholders and serve until the next annual meeting of stockholders or until their successor has been duly elected and qualified, or until their earlier death, resignation or removal.

        Our Board has designated the persons named below as nominees for election of directors. All nominees are currently serving as directors of the Company. If elected at the Annual Meeting, each of the nominees will serve until our 2014 Annual Meeting of Stockholders.

Information Regarding Directors

Nominees for Election to the Board:

Name	Age	Committees
Scott Anderson	54	Audit Committee (Chair) Nominating and Corporate Governance Committee
Bandel Carano	51	Compensation Committee Nominating and Corporate Governance Committee (Chair)
Eric DeMarco	49
William Hoglund, Chairman	59	Audit Committee Compensation Committee Nominating and Corporate Governance Committee
Scot Jarvis	52	Audit Committee Compensation Committee (Chair) Nominating and Corporate Governance Committee
Jane Judd	66	Audit Committee
Samuel Liberatore	75	Nominating and Corporate Governance Committee

Scott Anderson

        Scott Anderson has served as a director since March 1997. Mr. Anderson has been a principal of Cedar Grove Partners, LLC, an investment and advisory concern, since 1997, and a principal of Cedar Grove Investments, LLC, a private seed capital firm, since 1998. Mr. Anderson was with McCaw Cellular/AT&T Wireless, most recently as Senior Vice President of the Acquisitions and Development group, from 1986 until 1997. Before joining McCaw Cellular in 1986, Mr. Anderson was engaged in private law practice. More recently, Mr. Anderson served on the board of directors and was Audit Committee Chairman of SunCom Wireless Holdings, Inc. until its acquisition by T-Mobile USA, Inc. in February 2008. In addition, Mr. Anderson served on other public company boards prior to 2002. Mr. Anderson has been a director of TC Global, Inc., a public registrant, since July 2010. He currently serves on the board of directors of several private companies, including mInfo, Inc., Digital Scirocco, Inc., Globys, Inc., Root Wireless, Inc., and Anvil Corp. Mr. Anderson is a member & Chief Executive Officer of Toba Inlet PCS, LLC, a wireless license holder. He holds a B.A. in History from the University of Washington, magna cum laude, and a J.D. from the University of Washington Law School, with highest honors. Mr. Anderson's formal legal training, extensive experience in mergers and acquisitions, experience with litigation matters, and experience on public company boards and audit committees provide important resources in his service on our Board and in his capacity as the chairman of our Audit Committee.

Bandel Carano

        Bandel Carano originally served as a director from August 1998 to June 2001 and re-joined our Board in October 2001. Since 1987, he has been a managing partner of Oak Investment Partners, a multi-stage venture capital firm. Mr. Carano also serves on the Investment Advisory Board of the Stanford Engineering Venture Fund, the board of directors of Airspan Networks, Inc. and NeoPhotonics Corporation, and the board of directors of numerous private companies. Mr. Carano holds a B.S. and an M.S. in Electrical Engineering from Stanford University. Mr. Carano's technical engineering background and experience with several companies in the defense electronics industry is particularly relevant to his understanding of our current service and product offerings and overall long-term strategy of future offerings. He also has significant expertise in evaluating various merger and acquisition targets for synergistic technical platforms.

Eric DeMarco

        Eric DeMarco joined Kratos in November 2003 as President and Chief Operating Officer. Mr. DeMarco was appointed as a director and assumed the role of Chief Executive Officer effective April 1, 2004. Prior to joining the Company, Mr. DeMarco most recently served as President and Chief Operating Officer of The Titan Corporation ("Titan"), then a NYSE-listed corporation, prior to its acquisition by L-3 Communications. Prior to his being named President and Chief Operating Officer, Mr. DeMarco served as Executive Vice President and Chief Financial Officer of Titan. Prior to joining Titan, Mr. DeMarco served in a variety of public accounting positions primarily focusing on large multi-national corporations and publicly traded companies. Mr. DeMarco holds a B.S. in Business Administration and Finance, summa cum laude, from the University of New Hampshire. Under Mr. DeMarco, we successfully transitioned from a wireless communications company to a national defense and homeland security solutions business through both organic growth and strategic acquisitions. Mr. DeMarco's in-depth knowledge of our business and operations, his experience in the defense contracting industry, and his experience with publicly traded companies position him well to serve as our Chief Executive Officer and a member of our Board.

William Hoglund

        William Hoglund has served as a director since February 2001 and Chairman of the Board since June 2009. Mr. Hoglund has been a member and owner of SAFE Boats International, a leading manufacturer of vessels for military, law enforcement, and commercial purposes, since 2000. From 1994 to 2000, Mr. Hoglund served as Vice President and Chief Financial Officer of Eagle River, LLC, a private investment company. During his tenure at Eagle River, Mr. Hoglund served as a director of Nextel Communications, Inc. and Nextlink Communications, Inc. From 1977 to 1994, Mr. Hoglund worked for J.P. Morgan & Co. and several of its subsidiaries. Mr. Hoglund held a variety of positions in J.P. Morgan's commercial and investment banking operations. Mr. Hoglund holds a B.A. in Management Science and German Literature, cum laude, from Duke University and an MBA from the University of Chicago. Mr. Hoglund's financial experience and expertise in both the public and private marketplace make him well suited for his role as a member of the Audit Committee. He also brings significant experience in the defense contracting industry. He has served on various independent committees of the Board, has taken an active leadership role, and is well qualified to serve as the Chairman of the Board.

Scot Jarvis

        Scot Jarvis has served as a director since February 1997. Mr. Jarvis co-founded Cedar Grove Partners, LLC in 1997, an investment and consulting/advisory partnership with a focus on wireless communications investments. He is a member of the control group of Toba Inlet PCS, LLC, a wireless licensee. Prior to co-founding Cedar Grove, Mr. Jarvis served as a senior executive of Eagle River, Inc., an investment firm owned by Craig McCaw. While at Eagle River he founded Nextlink Communications on behalf of McCaw and served on its board of directors. He has also served on the board of directors of Nextel Communications, NextG Networks, Inc., Wavelink Communications, Inc., NextWeb, Inc., Leap Wireless, and Cantata Technologies, Inc. From 1985 to 1994, Mr. Jarvis served in several executive capacities at McCaw Cellular Communications until it was sold to AT&T. Mr. Jarvis currently serves on the board of directors of Good Technologies (since 2003), Airspan Networks (since February 2011), RootMetrics, Vitesse Semiconductor, Inc. (since 2012), and Slingshot Sports (since 1999). Mr. Jarvis is a venture partner with Oak Investment Partners, a venture capital firm. Mr. Jarvis holds a B.A. in Business Administration from the University of Washington. Mr. Jarvis has extensive experience with mergers and acquisitions transactions, which is of particular significance to the Board as we continue to pursue growth strategies through mergers and acquisitions.

Jane Judd

        Jane Judd has served as a director since January 2011. Prior to her retirement in 2006, Ms. Judd served as Senior Vice President, Chief Financial Officer, and a member of the board of directors of Telisimo International, a communications company, from May 1996 to November 2006. Telisimo International voluntarily filed for Chapter 11 bankruptcy in March 2003 and emerged from the bankruptcy proceedings in September 2003. Prior to that, Ms. Judd was Vice President and Corporate Controller of The Titan Corporation from April 1986 to May 1996. Titan was a publicly traded major national defense services and solutions provider before its acquisition by L-3 Communications in 2005. Ms. Judd is a Certified Public Accountant, and she received a B.S. from the University of Utah in 1976. Ms. Judd brings financial experience and expertise to the Board with her background in public accounting and financial leadership roles, which includes experience in the defense services industry. With these skills, Ms. Judd is well qualified to serve as the designated financial expert for our Board.

Samuel Liberatore

        Samuel Liberatore has served as a director since January 2009. Prior to that time, Mr. Liberatore was the Chief Operating Officer for Madison Research Corporation, building it from approximately $3 million in annual revenues to $64 million, until its acquisition by Kratos in 2006, and was President of Kratos' Weapon Systems Solutions (Madison Research) division until he retired in December 2008. Beginning in July 1994 and until June 2001, Mr. Liberatore served as Program Manager and lead engineer in support of the PAC-3 missile program for Madison Research Corporation. From 1989 to 1994, he served as Director of Ballistic Missile Defense of BDM International. Mr. Liberatore served for 30 years in the U.S. Army, where he held a variety of positions related to weapon system operations, research, development and acquisition before retiring as a Colonel in 1989. He holds a B.S. in Mathematics from Loyola College, Baltimore and an M.S. in Guided Missile Engineering from the University of Texas, El Paso. In addition to normal operational and command assignments, Mr. Liberatore was the Project Manager for the HAWK missile system and Chief of Missiles and Air Defense Systems at Headquarters Department of the Army for the research, development and acquisition of all U.S. Army missile and air defense systems. Mr. Liberatore brings to the Board prior experience as a military officer, extensive experience and expertise working in the missile defense industry, and recent experience working in the defense contracting industry.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

 PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee has selected Grant Thornton LLP ("Grant Thornton") as our independent registered public accounting firm for the fiscal year ending December 29, 2013. Grant Thornton has audited our financial statements since July 2005. Representatives of Grant Thornton are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of Grant Thornton as our independent registered public accounting firm is not required by our Second Amended and Restated Bylaws ("Bylaws") or otherwise. However, the Board is submitting the selection of Grant Thornton to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Grant Thornton. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our and our stockholders' best interests.

Audit and All Other Fees

        As part of its duties, the Audit Committee considers whether the provision of services, other than audit services, during the fiscal year ended December 30, 2012 by Grant Thornton is compatible with maintaining their independence.

        The following table sets forth the aggregate fees for services provided to us by Grant Thornton for the fiscal years ended December 25, 2011 and December 30, 2012. All fees described below were approved by the Audit Committee.

	Fiscal 2011	Fiscal 2012
Audit Fees(1)	$1,974,812	$1,694,052
Tax Fees(2)	7,680	—
All Other Fees(3)	4,150	4,900

TOTAL	$1,986,642	$1,698,952

(1)
Audit Fees consist of fees billed and expected to be billed for professional services rendered for the integrated audit of Kratos' consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports, services related to compliance with the provisions of the Sarbanes-Oxley Act, Section 404, and services that are normally provided by Grant Thornton in connection with statutory and regulatory filings or engagements. The amount in 2012 includes $192,500 for professional services rendered for the filing of a Form S-8 and for the integrated audit of the amendment to our 2011 10-K and 2012 Q1 and Q2 10-Qs to reflect the reclassification of discontinued operations and the condensed consolidating footnote disclosure related to the non-guarantor subsidiaries of our Senior Notes, and for services rendered for reviewing the Company's responses to comment letters received by the SEC. The amount in 2011 includes $379,147 for equity and bond offerings, $94,249 in connection with Registration Statements filed on Form S-3, Form S-4, and two Form S-8s, $60,000 for a quarterly review of Integral Systems, Inc. (our wholly owned subsidiary), $47,909 for an offering memorandum and registration statement for Herley Industries, Inc. (our wholly owned subsidiary), and $74,400 for statutory audits in Israel and the United Kingdom.

(2)
Tax Fees consist of fees billed for professional services rendered for the preparation of the Pennsylvania state income tax return in 2011.

(3)
All Other Fees consist of fees for products and services other than the services reported above.

Audit Committee Pre-Approval Policy

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The Audit Committee has delegated pre-approval authority to the Audit Committee Chairperson. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval.

        Since July 2005, each new engagement of Grant Thornton has been approved in advance by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE
RATIFICATION OF SELECTION OF GRANT THORNTON LLP AS THE COMPANY'S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING DECEMBER 29, 2013.

 PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO THE KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
1999 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE AGGREGATE NUMBER OF
SHARES THAT MAY BE ISSUED UNDER THE PLAN BY 1,500,000 SHARES

        At the Annual Meeting, our stockholders will be asked to approve an amendment to the Kratos Defense & Security Solutions, Inc. 1999 Employee Stock Purchase Plan (the "Purchase Plan") to increase the maximum number of shares of common stock that may be issued under the Purchase Plan by 1,500,000 shares. This increase would enable us to continue to offer the Purchase Plan to our employees, which we otherwise anticipate would be fully depleted by the middle of 2015 if current market conditions and employee participation rates continue. Our stockholders previously approved the reservation of 2,210,000 shares of our common stock for purchase by employees under the Purchase Plan. The amount of shares purchased under the Purchase Plan for the second subscription period of 2012 ended December 31, 2012 was approximately 366,000 shares, which we repurchased on the open market in accordance with a Rule 10b5-1 Plan. The Board authorized the Company to periodically repurchase shares of the Company's common stock on the open market due to the recent price of our common stock and to provide the Company with the ability to effect stock buy backs in an opportunistic manner.

        Since our 2012 Annual Meeting of Stockholders, our employee headcount has increased from approximately 4,000 to 4,300 as a result of our acquisition of Composite Engineering, Inc. in July 2012. As a result, the number of employees participating in the Purchase Plan has significantly increased. During the first subscription period of 2013 (from January 1, 2013 to June 30, 2013) the number of employees participating in the Purchase Plan increased 15% compared to the participation in the first subscription period of 2012.

        As of March 1, 2013, a total of approximately 822,000 shares remain available for future purchases under the Purchase Plan, without giving effect to the proposed amendment. The number of shares to be purchased for the January 1, 2013 to June 30, 2013 subscription period is estimated at approximately 428,000 shares, based upon the current employee participation in the Purchase Plan, payroll deductions and assuming the approximate current Kratos share price. Assuming we maintain our current participation levels in the Purchase Plan, and market conditions remain unchanged, we will not have a sufficient number of shares available for issuance under the Purchase Plan to satisfy the second subscription period of 2013. Specifically, we project that, based upon the current employee participation rate, payroll deductions, and assuming the approximate current Kratos share price, that if stockholders approve the proposed amendment, we would have sufficient shares to satisfy our current employee participation levels in the Purchase Plan through June 30, 2015.

        Our Board believes that the Purchase Plan benefits us and our stockholders by providing our employees with an opportunity to purchase shares of common stock at a discount through payroll deductions, which helps to attract, retain and motivate valued employees. We also believe that this aligns our employees with the long-term objectives of our stockholders. We believe that this is a valuable long-term incentive plan for all employees, especially since 96% of the number of shares purchased under the Purchase Plan since inception were purchased by non-executive employees. In addition, the action that our Board of Directors took in December 2011 to authorize the Company to periodically purchase shares of the Company's common stock on the open market provides the Company with the ability to take advantage of stock buyback opportunities that may become available on the open market, as determined by our Board. To provide a reasonable reserve of shares to permit us to continue offering this opportunity to our employees, the Board has adopted, subject to stockholder approval, an amendment to increase the number of shares of common stock that may be issued under the Purchase Plan by 1,500,000 shares, which represents 2.6% of our total current outstanding shares. Although the Company will continue to consider repurchasing the number of shares in the open market equivalent to the number of shares issued under the Purchase Plan, it is under no obligation to do so. The Company's decision to repurchase shares in the open market is based on a number of factors, including the market price of the Company's common stock and the Company's planned uses for its cash resources.

        Employees who actively participate in the Purchase Plan may have up to 15% of their earnings for the relevant offering period withheld pursuant to the Purchase Plan. The price paid for common stock at each such purchase date equals the lower of 85% of the fair market value of the common stock at the commencement date of that offering period or 85% of the fair market value of the common stock on the relevant purchase date. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically upon termination of employment. We may purchase shares of our common stock on the open market in order to satisfy our obligation at the end of each subscription period to issue shares to employees participating in the Purchase Plan. In the event we have not purchased a sufficient number of shares to meet such obligations, we can issue additional shares.

Summary of the Purchase Plan

        The following summary is qualified in its entirety by the specific language of the Purchase Plan, a copy of which is available to any stockholder upon request.

        General.    At the beginning of each offering under the Purchase Plan (each, an "Offering"), each participant in the Purchase Plan is granted the right to purchase, through accumulated payroll deductions, up to a number of shares of our common stock determined on the first day of the Offering (a "Purchase Right"). The Purchase Right is automatically exercised on each purchase date during the Offering unless the participant has withdrawn from participation in the Purchase Plan prior to such date. The Purchase Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

        Authorized Shares.    Currently, a maximum of approximately 822,000 authorized but unissued or reacquired shares of common stock remain available for issuance under the Purchase Plan, subject to appropriate adjustment in the event of any stock dividend, stock split, reverse stock split, recapitalization or similar change in our capital structure, or in the event of any merger, sale of assets or other reorganization. If any Purchase Right expires or terminates, the shares subject to the unexercised portion of such Purchase Right will again be available for issuance under the Purchase Plan.

        Administration.    The Purchase Plan is administered by the Board of Directors or a committee of the Board. (For purposes of this discussion, the term "Board" refers to either the Board of Directors or such committee.) Subject to the provisions of the Purchase Plan, the Board determines the terms and conditions of Purchase Rights granted under the plan. The Board has the authority to interpret the Purchase Plan and Purchase Rights granted thereunder, and any such interpretation of the Board will be binding.

        Eligibility.    Any employee of the Company or any parent or subsidiary of the Company designated by the Board for inclusion in the Purchase Plan is eligible to participate in an Offering under the plan so long as the employee is customarily employed for at least 20 hours per week and more than five months in any calendar year. As of March 1, 2013, approximately 4,300 employees, including all executive officers, were eligible to participate in the Purchase Plan.

        Offerings.    Generally, each Offering under the Purchase Plan extends for a period of six months (the "Offering Period"). New Offering Periods begin every six months (an "Offering Date") and do not overlap. Offering Periods generally commence on January 1 and July 1 of each year. Shares are purchased on the last day of each purchase period. The Board may establish a different term for any

Offering (not to exceed 27 months) or purchase period or different commencement or ending dates for an Offering or a purchase period.

        Participation and Purchase of Shares.    Participation in an Offering under the Purchase Plan is limited to eligible employees who authorize payroll deductions prior to the first day of an Offering Period. Payroll deductions may not exceed 15% of an employee's earnings on any payday during the Offering Period, provided that the Board may establish a different limit from time to time. An employee who becomes a participant in the Purchase Plan will automatically participate in each Offering beginning immediately after the last day of the Offering Period in which he or she is a participant until the employee withdraws from the Purchase Plan, becomes ineligible to participate, or terminates employment.

        Subject to any uniform limitations or notice requirements imposed by the Company, a participant may increase or decrease his or her rate of payroll deductions or withdraw from the Purchase Plan at any time during an Offering. Upon withdrawal, the Company will refund without interest the participant's accumulated payroll deductions not previously applied to the purchase of shares. Once a participant withdraws from an Offering, that participant may not again participate in the same Offering at any later time. If the fair market value of a share of common stock on the Offering Date of the current Offering in which employees are participating is greater than such fair market value on the Offering Date of a new Offering, then, unless a participant elects otherwise, each participant will be automatically withdrawn from the current Offering after purchasing shares and enrolled in the new Offering.

        On each Purchase Date, we issue to each participant in the Offering the number of shares of our common stock equal to the amount of payroll deductions accumulated for the participant during the Purchase Period divided by the purchase price, limited in any case by the number of shares subject to the participant's Purchase Right for that Offering. The price at which shares are sold under the Purchase Plan is established by the Board but may not be less than 85% of the lesser of the fair market value per share of common stock on the Offering Date or on the Purchase Date. The fair market value of the common stock on any relevant date generally will be the closing price per share as reported on the NASDAQ Global Select Market. On March 26, 2013, the closing price of our common stock as reported on the NASDAQ Global Select Market was $5.00 per share. Any payroll deductions under the Purchase Plan not applied to the purchase of shares will be returned to the participant without interest, unless the amount remaining is less than the amount necessary to purchase a whole share of common stock, in which case the remaining amount may be applied to the next Purchase Period.

        Termination or Amendment.    The Purchase Plan will continue until terminated by the Board or until all of the shares reserved for issuance under the plan have been issued. The Board may amend or terminate the Purchase Plan at any time, except that the approval of our stockholders is required within 12 months of the adoption of any amendment increasing the number of shares authorized for issuance under the Purchase Plan, or changing the categories of corporations that may be designated by the Board as corporations whose employees may participate in the Purchase Plan.

New Plan Benefits

        Participation in the Purchase Plan is voluntary, and each eligible employee will make his or her own decision whether and to what extent to participate in the Purchase Plan. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the Purchase Plan.

        The table below sets forth the aggregate numbers of shares of common stock purchased by our named executive officers, all of our current executive officers as a group, and all current employees as a group (excluding executive officers) under the Purchase Plan from its inception through March 15, 2013:

Named Executive Officer and Position	Shares of Common Stock Purchased under Purchase Plan
Eric M. DeMarco, President and Chief Executive Officer	11,188
Deanna Lund, Executive Vice President and Chief Financial Officer	7,903
Deborah Butera, Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	1,006
Phillip Carrai, President, Technology & Training Solutions	3,835
Richard Poirier, President, Electronic Products	4,948
All current executive officers as a group	34,433
All current employees as a group (excluding executive officers)	919,450

        None of our directors who are not also executive officers are eligible to participate in the Purchase Plan. Since its inception, no shares have been issued under the Purchase Plan to any other nominee for election as a director, or any associate of any such director, nominee or executive officer, and no other person has been issued five percent or more of the total amount of shares issued under the Purchase Plan.

Summary of U.S. Federal Income Tax Consequences

        The following summary is intended only as a general guide as to the U.S. federal income tax consequences of participation in the Purchase Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

        Generally, there are no tax consequences to an employee of either becoming a participant in the Purchase Plan or purchasing shares under the Purchase Plan. The tax consequences of a disposition of shares vary depending on the period such stock is held before its disposition. If a participant disposes of shares within two years after the Offering Date or within one year after the Purchase Date on which the shares are acquired (such disposition being referred to as a "disqualifying disposition"), the participant recognizes ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the Purchase Date and the purchase price. Such income may be subject to tax withholding by the employer. Any additional gain or any loss recognized by the participant resulting from the disposition of the shares is a capital gain or loss. If the participant disposes of shares at least two years after the Offering Date and at least one year after the Purchase Date on which the shares are acquired, the participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of disposition and the purchase price or (ii) the difference between the fair market value of the shares on the Offering Date and the purchase price (determined as if the Purchase Right were exercised on the Offering Date). Any additional gain recognized by the participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income, and the loss recognized is a capital loss. If the participant still owns the shares at the time of his or her death, the lesser of (i) the difference between the fair market value of the shares on the date of death and the purchase price or (ii) the difference between the fair market value of the shares on the Offering Date and the purchase price (determined as if the Purchase Right were exercised on the Offering Date) is recognized as ordinary income in the year of the participant's death.

        If the participant disposes of the shares in a disqualifying disposition, we should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Code.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
THE AMENDMENT TO THE 1999 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE
THE AGGREGATE NUMBER OF SHARES THAT MAY BE ISSUED UNDER
THE PLAN BY 1,500,000 SHARES.

 PROPOSAL NO. 4

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS

        At the 2013 Annual Meeting, our stockholders will be asked to provide an advisory vote relating to the compensation of our named executive officers during fiscal year 2012. The Compensation Committee has developed our executive compensation strategy to achieve the following objectives:

  •
  align executive compensation with stockholders' interests, including placing a majority of compensation "at risk;"

  •
  incentivize individual performance achievements;

  •
  attract, motivate and retain highly qualified executives; and

  •
  create incentives that drive the entire executive management team to achieve challenging corporate goals that drive superior long-term performance.

        At our 2012 Annual Meeting, we asked our stockholders to approve, on an advisory basis, the compensation paid to our named executive officers during fiscal year 2011. More than a majority of stockholders indicated their approval, with 55% of the votes cast in favor of the proposal. Despite majority support and approval of the proposal, we were disappointed with the voting results and recognized the need to better understand our stockholders' opinions. As such, during the balance of 2012, our Compensation Committee and management embarked on a multi-pronged effort to gather feedback from key stockholders regarding our executive compensation programs. This included meeting with stockholders representing nearly 50% of our outstanding stock to obtain additional insight on the compensation changes under consideration by our Compensation Committee and their views of current market practices. Our Compensation Committee supplemented these stockholder discussions with analyses of market practices at peer companies, discussions with proxy advisory services and corporate governance research firms and obtained advice from independent compensation consultants.

        As a result of this research effort and the stockholder feedback we received, our Compensation Committee took several actions related to our 2012 pay programs and made significant changes to our compensation programs for 2013. Because our Compensation Committee did not complete this effort until after receiving the May 2012 stockholder vote, these changes were not implemented until late 2012, thereby impacting 2012 annual incentive awards, but not impacting the 2012 base salaries and the 2012 long-term incentive awards set forth in the executive compensation tables below. The Compensation Committee did take a number of additional actions that impacted 2013 base salaries and 2013 long-term equity incentive awards. These changes and the results of our stockholder outreach efforts are discussed in the Compensation Discussion and Analysis section of this proxy statement, which begins on page 35.

        We believe that our stockholders will be pleased with the changes that our Compensation Committee made to the 2013 compensation program since substantially all of the changes were based upon feedback from our stockholders. Refer to 2012 Say-on-Pay Vote Results, Stockholder Feedback, and Compensation Program Decisions on page 40. These changes will be fully reflected in the executive compensation tables we report in our proxy statement for our 2014 Annual Meeting of Stockholders. We, like other public reporting companies, experience a timing delay when the changes we implement to our compensation program based on input from our stockholders are actually reflected in the executive compensation tables we are required to include in our proxy statement. This delay is not a result of our Compensation Committee failing to consider the input received from our stockholders.

        The Compensation Committee sets target direct compensation at a level commensurate with the executives' and the Company's performance relative to our Compensation Peer Group (as defined below) utilizing individual and market measures. In addition, the Compensation Committee has determined that a substantial majority of our executives' compensation should be provided in the form of variable, performance-based compensation that directly links our executives' compensation to the Company's long-term performance.

        Our Compensation Committee has designed our executive compensation programs to align the goals and objectives of our executive officers with our stockholders. The Company's key strategic goals are to build a specialized National Security business providing mission critical products, services and solutions for United States security priorities and to build and enhance long-term stockholder value. The Board and the Compensation Committee believe that our executive compensation programs have played a material role in the Company's progress in achieving its key strategic goals as well as its ability to drive strong financial results and attract and retain a highly experienced, successful team to manage our Company. Our Compensation Committee has designed our executive compensation programs to align the goals and objectives of our executive management with our stockholders.

        Our Compensation Committee believes that our executive compensation programs are structured in the best manner possible to support the Company, our stated strategy and our business objectives.

  •
  Our compensation programs are substantially tied into our key business objectives and the success of our stockholders. If the value we deliver to our stockholders declines, so does a primary element of the compensation we deliver to our executives.

  •
  We maintain the highest level of corporate governance over our executive pay programs.

  •
  We closely monitor the compensation programs and pay levels of executives from companies of similar size and complexity, so that we may ensure that our compensation programs are within the norm of a range of market practices.

  •
  Our Compensation Committee, our Chairman and Chief Executive Officer, and our Vice President of Human Resources engage in a rigorous talent review process annually to address succession and executive development for our Chief Executive Officer and other key executives.

        In light of the above and as discussed in the Compensation Discussion and Analysis section of this proxy statement, the Board and the Compensation Committee believe that the compensation of our named executive officers for fiscal year 2012 was appropriate and reasonable, and that our compensation policies and procedures are sound and in the best interests of the Company and its stockholders. Additionally, the Board and the Compensation Committee believe that our compensation policies and procedures are effective in achieving the Company's goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives' long-term interests with those of our stockholders and motivating our executives to remain with the Company for long and productive careers.

        Therefore, our Board and Compensation Committee are again seeking input from our stockholders through this advisory vote to approve the compensation of our named executive officers as described in this proxy statement in the section titled "Compensation Discussion and Analysis" beginning on page 35, in the compensation tables beginning on page 47, and in any related narrative discussion contained in this proxy statement.

        Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:

        "RESOLVED, that the stockholders of Kratos Defense & Security Solutions, Inc. approve, on an advisory and non-binding basis, the compensation of the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in this Proxy Statement."

        While this stockholder vote on executive compensation is merely advisory and will not be binding upon us, our Board or our Compensation Committee, we value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions, as the Compensation Committee did for setting 2013 incentive packages and the other changes it made in response to the stockholder feedback it received during 2012. The next non-binding advisory vote to approve the compensation of our named executive officers will occur at the 2014 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
AS DESCRIBED IN THIS PROXY STATEMENT.

 REPORT OF THE AUDIT COMMITTEE

        As more fully described in its charter, the Audit Committee oversees our financial reporting process and internal control structure on behalf of our Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Grant Thornton is responsible for performing an audit of our annual consolidated financial statements in accordance with generally accepted accounting principles (GAAP) and for issuing a report on those statements and expressing an opinion on the conformity of these audited financial statements. Grant Thornton also reviews our interim financial statements in accordance with Statement on Auditing Standards No. 100 (interim financial information). The Audit Committee met eight times during 2012 and met regularly with Grant Thornton and our internal auditors, both privately and with management present.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and Grant Thornton the audited and interim financial statements, including Management's Discussion and Analysis, included in the Company's Reports on Form 10-K and Form 10-Q. These reviews included a discussion of:

  •
  our critical accounting policies;

  •
  the reasonableness of significant financial reporting judgments made in connection with the financial statements, including the quality (and not just the acceptability) of our accounting principles;

  •
  the clarity and completeness of our financial disclosures;

  •
  the effectiveness of our internal control over financial reporting, including management's and Grant Thornton's reports thereon, the basis for the conclusions expressed in those reports and changes made to our internal control over financial reporting during 2012;

  •
  items that could be accounted for using alternative treatments within GAAP, the ramifications thereof and the treatment preferred by Grant Thornton;

  •
  the annual management letter issued by Grant Thornton, management's response thereto and other material written communications between management and Grant Thornton;

  •
  unadjusted audit differences noted by Grant Thornton during its audit of our annual financial statements; and

  •
  the potential effects of regulatory and accounting initiatives on our financial statements.

        In connection with its review of our annual consolidated financial statements, the Audit Committee also discussed with Grant Thornton other matters required to be discussed with the auditors under Statement on Auditing Standards No. 61, as modified or supplemented (communication with audit committees) and those addressed by Grant Thornton's written disclosures and its letter provided under Independence Standards Board Standard No. 1, as modified or supplemented (independence discussions with audit committees).

        The Audit Committee is responsible for the engagement of the independent auditors and has appointed Grant Thornton to serve in that capacity since July 2005. In connection therewith, the Audit Committee:

  •
  reviewed Grant Thornton's independence from the Company and management, including Grant Thornton's written disclosures described above;

  •
  reviewed periodically the level of fees approved for payment to Grant Thornton and the pre-approved non-audit services it has provided to us to ensure their compatibility with Grant Thornton's independence; and

  •
  reviewed Grant Thornton's performance, qualifications and quality control procedures.

        Among other matters, the Audit Committee also:

  •
  reviewed the scope of and overall plans for the annual audit and the internal audit program;

  •
  consulted with management and Grant Thornton with respect to our processes for risk assessment and risk management;

  •
  reviewed the adequacy of certain of our financial policies;

  •
  reviewed and approved our policy with regard to the hiring of former employees of the independent auditors;

  •
  reviewed and approved our policy for the pre-approval of audit and permitted non-audit services by the independent auditors;

  •
  received reports pursuant to our policy for the submission and confidential treatment of communications from employees and others about accounting, internal controls and auditing matters;

  •
  reviewed with management the scope and effectiveness of our disclosure controls and procedures, including for purposes of evaluating the accuracy and fair presentation of our financial statements in connection with certifications made by the Chief Executive Officer and Chief Financial Officer; and

  •
  reviewed significant legal developments and our processes for monitoring compliance with law and Company policies.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2012 for filing with the SEC. The Audit Committee also selected Grant Thornton as our independent auditors for 2013.

Respectfully submitted,
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Scott Anderson, Chairperson William Hoglund Scot Jarvis Jane Judd

        The foregoing Report of the Audit Committee is not "soliciting material," is not deemed "filed" with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of ours under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference.

 EXECUTIVE COMPENSATION

Our Executive Officers

        Executive officers are elected by our Board and serve at its discretion. There are no family relationships between any director or executive officer and any other directors or executive officers. Set forth below is information regarding our current executive officers who were also in place as of December 30, 2012.

Name	Position	Age
Eric DeMarco(1)	Chief Executive Officer and President	49
Deanna Lund	Executive Vice President and Chief Financial Officer	45
Laura Siegal	Vice President, Corporate Controller and Treasurer	50
Deborah Butera	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	47
Phillip Carrai	President, Technology & Training Solutions	51
David Carter	President, Defense & Rocket Support Services	55
Benjamin Goodwin	President, Public Safety & Security	72
Richard Poirier	President, Electronic Products	48
Richard Selvaggio	President, Unmanned Systems Solutions	52

(1)
The biographical information for Eric DeMarco is provided in the section identifying the Director nominees beginning on page 18.

        Each executive officer holds office until his or her respective successor has been elected and duly qualified, or until his or her earlier death, resignation or removal. Historically, our Board has elected officers annually at its first meeting following the annual meeting of stockholders.

        Deanna Lund has served as Kratos' Executive Vice President and Chief Financial Officer since April 2004. Prior to joining Kratos, Ms. Lund most recently served as Vice President and Corporate Controller of The Titan Corporation from July 1998 to 2004, then an NYSE-listed corporation, prior to its acquisition by L-3 Communications, and as its Corporate Controller beginning in December 1996. Ms. Lund was also Titan's Corporate Manager of Operations Analysis from 1993 to 1996. Prior to that time, Ms. Lund worked for Arthur Andersen LLP. Ms. Lund received a bachelor's degree in Accounting from San Diego State University, magna cum laude, and is a Certified Public Accountant.

        Laura Siegal has served as Kratos' Vice President and Corporate Controller since April 2006 and Treasurer since July 2008. Prior to that time, she had served as our Vice President, Finance and Risk Management since September 2004 and as our Secretary from January 2008 to September 2010. Ms. Siegal joined Kratos in August 2000 and served as our Treasurer from December 2003 through March 2006, our Director of Corporate Planning from August 2002 to December 2003, Director of Financial Planning and Analysis from January 2001 to August 2002, and Director of Purchasing from August 2000 to January 2001. Throughout her career, Ms. Siegal has held a variety of financial management positions in technology and consulting companies, including Controller of MEC Analytical Systems. Ms. Siegal received a bachelor's degree in Economics from the University of California, San Diego and is a Certified Public Accountant.

        Deborah Butera has served as Senior Vice President, General Counsel, Registered In-House Counsel, and Secretary of the Company since September 2010 and was appointed as the Company's Chief Compliance Officer in February 2013. Prior to joining the Company, Ms. Butera represented Kratos as outside counsel since February 2006. Prior to joining Kratos, Ms. Butera was a partner with the law firm of Shapiro Fussell Wedge & Martin, LLP in Atlanta from 2007 through 2010 and was a partner with the international law firm of Yoss, LLP from 2004 through 2007. Ms. Butera has over 18 years of experience counseling clients in legal matters. She has also held various positions of public service in law, including as a member of the board of directors of the Atlanta Bar Association and Chair of the Atlanta Bar Association's Construction Law Section. Ms. Butera received her law degree, with highest honors, from Capital University Law School and received a bachelor's degree in Business Administration from The Ohio State University.

        Phillip Carrai has served as President of the Company's Technology & Training Solutions Division since December 2009 and as Executive Vice President of the same division from July 2008 to December 2009. Prior to that, Mr. Carrai served as President of the Information Technology Solutions segment of SYS from October 2006 until SYS's merger with Kratos in June 2008. From 2003 to 2006, Mr. Carrai was the Chief Executive Officer of Ai Metrix, Inc., a telecommunications software company sold to SYS in 2006. He served as Managing Director for the Morino Group and Special Advisor to General Atlantic, Inc. from 2000 to 2003 and was Executive Chairman for Ztango and a board member of Internosis. Mr. Carrai was the Chief Executive Officer of McCabe and Associates, a testing and analysis software company, from 1997 to 2000. From 1989 to 1996, Mr. Carrai held a variety of executive management positions at Legent Corporation, an enterprise software company. Mr. Carrai received his bachelor's degree in Information Science and Accounting from Indiana University of Pennsylvania and his MBA from Carnegie Mellon University.

        David Carter has served as President of the Company's Defense & Rocket Support Services Division since December 2009, and he was the Executive Vice President of that division from December 2007 to December 2009. Before its acquisition by Kratos in December 2007, Mr. Carter served as Vice President of Haverstick/DTI Military Services Division since January 2004, where he was responsible for managing the division's technical, financial and business development operations. Mr. Carter has over thirty years of experience both as a member of the U.S. Navy and as a contractor supporting Navy combat weapon systems development, acquisition and life cycle support. Mr. Carter joined Haverstick/DTI in 1989 and for the past twenty-two years has been responsible for building and managing a Department of Defense business sector. Mr. Carter received his Associates Degree from Anne Arundel Community College.

        Benjamin Goodwin has served as President of the Public Safety & Security segment since joining the Company in June 2008. Prior to that, Mr. Goodwin served as Senior Vice President of Sales and Marketing and President of the Public Safety, Security and Industrial Products Group of SYS from July 2005 until SYS's merger with Kratos in June 2008. Mr. Goodwin has held a variety of executive management positions in his career. From 2004 to 2005, Mr. Goodwin was Chief Operating Officer and Vice President of Sales for Aonix, a developer of software product solutions for the aerospace, telecommunications, and transportation industries. Mr. Goodwin had previously served as Chief Executive Officer of Aonix from 1996 to 2000. From 2000 to 2002, Mr. Goodwin was Executive Vice President of Sales & Marketing for FinanCenter, a developer of financial decision tools, and Chairman of the Board for Template Graphics Solutions, a provider of 3D graphics tools. From 1976 to 1996, Mr. Goodwin was the President and Chief Operating Officer of Thomson Software Products and President and Chief Executive Officer of SofTech Microsystems. In these capacities, Mr. Goodwin was responsible for the successful completion of an IPO, private placements and a merger in addition to significant revenue growth within the companies. Mr. Goodwin has a B.S. in Psychology from Millsaps College.

        Richard Poirier has served as President of Kratos' newly formed Electronic Products Division since July 2012. Prior to that, Mr. Poirier served as President and General Manager of the Herley Business Unit of Kratos' Weapon Systems Solutions Division beginning in April 2011. Before Herley Industries, Inc.'s ("Herley") acquisition by Kratos in March 2011, Mr. Poirier served as Herley's Chief Executive Officer and President since July 2009, after serving as a Herley Vice President and as General Manager of Herley's New England division since August 2003. Mr. Poirier had been with Herley since 1992 when Herley acquired Micro Dynamics, Inc. ("MDI"). Mr. Poirier joined MDI upon graduation from college in 1987 and has held various management positions over the years. Mr. Poirier holds a B.S. degree in Electrical Engineering from Marquette University.

        Richard Selvaggio has served as President of Kratos' Unmanned Systems Solutions Division since July 2012 and was previously President of Kratos' Weapons Systems Solutions Division beginning in December 2009. Prior to that time, Mr. Selvaggio served as Executive Vice President of Weapon Systems Solutions from November 2008 to December 2009, Senior Vice President of Kratos Madison Research Corporation ("MRC") from October 2007 to November 2008, and Vice President of MRC from October 2006 to October 2007. Until MRC's acquisition by Kratos in 2006, Mr. Selvaggio had been with MRC since 1996, where he served in a number of positions including Director and Senior Vice President for the MRC Systems Sustainment Division. Prior to joining MRC, Mr. Selvaggio was employed by Loral/Ford Aerospace, beginning in 1984, as a Program Manager and Systems and Test Engineer working exclusively on missile systems engineering and product support programs. Mr. Selvaggio has over 27 years of experience in the design, development, manufacturing, and product support of military weapon systems and has extensive international marketing experience, specifically in the Foreign Military Sales arena. He holds a B.S. in Computer Science from Alabama A&M University.

Compensation Discussion and Analysis

Overview

        The following Compensation Discussion and Analysis ("CD&A") describes and analyzes Kratos' compensation program for its named executive officers. Kratos' named executive officers for fiscal year 2012 include its Chief Executive Officer, the Chief Financial Officer, and its three most highly compensated executive officers (other than the Chief Executive Officer and Chief Financial Officer) who were serving as executive officers at the end of fiscal year 2012. The named executive officers during the last completed fiscal year were Eric DeMarco, President and Chief Executive Officer; Deanna Lund, Executive Vice President and Chief Financial Officer; Deborah Butera, Senior Vice President, General Counsel, Registered In-House Counsel, and Secretary; Phillip Carrai, President of the Technology & Training Solutions Division; and Richard Poirier, President of the Electronic Products Division. In the CD&A, Mr. DeMarco, Ms. Lund and Ms. Butera are sometimes referred to as "corporate named executive officers" and Messrs. Carrai and Poirier are sometimes referred to as "operational named executive officers."

        In this CD&A, we first provide an Executive Summary. Next, we cover Kratos' Compensation Philosophy and Objectives, 2012 Compensation Program Decisions, and 2012 Say-on-Pay Vote Results, Stockholder Feedback, and Compensation Program Decisions. We also provide a summary of 2012 Realizable Compensation. We then discuss the process our Compensation Committee follows in setting executive compensation, including Benchmarking Our Program Against Peers, Targeted Pay Mix, and Elements of the Executive Compensation Program. Finally, we engage in a detailed discussion and analysis of the Compensation Committee's specific decisions about the compensation of our named executive officers in 2012 and the changes the Compensation Committee made for fiscal year 2013.

Executive Summary

Kratos' Fiscal 2012 Financial Performance and Executive Compensation

        In fiscal year 2012, Kratos achieved a record year of revenues, Adjusted EBITDA, operating cash flows, and backlog. Adjusted EBITDA is one of the key financial metrics in the industry in which we operate due to the acquisitive nature of companies in our space.

	Fiscal Year 2012 ($)	Fiscal Year 2011 ($)	% Increase in Fiscal Year 2012 Compared to Fiscal Year 2011	Fiscal Year 2010 ($)	% Increase in Fiscal Year 2011 Compared to Fiscal Year 2010
	(in millions)
Gross Revenues	969.2	713.9	35.8%	408.5	74.8%
Adjusted EBITDA(1)	115.4	93.0	24.1%	39.7	134.3%
Operating Cash Flow	52.3	5.2	905.8%	28.3	-81.6%
Backlog	1,300.0	1,100.0	18.2%	674.0	63.2%

(1)
EBITDA excluding acquisition related items and non-cash items such as impairment of goodwill, intangibles, and stock based compensation expense. Please see our Form 8-K filed with the SEC on March 12, 2013 for information reconciling Adjusted EBITDA to EBITDA.

        Despite its record financial performance during fiscal year 2012, Kratos continued to face significant challenges to its market valuation. Like seven of our peers, our stock price declined over 10% during fiscal year 2012. The major headwinds the Company and the broader defense sector faced in 2012 included the uncertainty of the Department of Defense budget caused by the Budget Control Act of 2011, the looming threat of sequestration, a debt ceiling expected to be reached in the first half of 2013, and the Continuing Resolution for fiscal year 2013. We also faced challenges due to continued commoditization in our legacy government services business, reduced demand in our specialized ground equipment business, and the unforeseen impact of Hurricane Sandy on our critical infrastructure business in the Northeast. These combined factors resulted in our falling a few percent short of the minimum Adjusted EBITDA target that we set coming into 2012. We did however meet our operating cash flow target and other liquidity metrics, such as DSO targets, for the year.

        Even with the many external challenges, the Board and the Compensation Committee believe the performance of our executive management team has strategically positioned our Company for future growth and allows us to continue to invest strategically in our business in a manner that will improve operating fundamentals to enhance long-term stockholder value. For example, as a result of the strategic positioning that our executive team has achieved, our exposure to continued commoditization in our legacy government services business has decreased (now comprising approximately 10% of our overall revenues, down from 75% of our overall revenues in 2009), all while significantly growing our EBITDA and cash flows.

        In early 2010, management and the Board identified the future potential for declining defense budgets noted above and accordingly embarked on a specific strategic objective to diversify the business away from complete reliance on the U.S. Federal Government and Department of Defense budgets. As a result, over 30% of our revenues are now generated in international and commercial markets and in our critical infrastructure business. These are markets we believe have greater growth potential and are not subject to the federal and Department of Defense budgetary risks.

        Our executive management team continues to remain focused on streamlining costs, implementing operating efficiencies, and generating cash flow to continue to de-lever our balance sheet, which we believe will ultimately accrete to the equity value of the Company.

Compensation Philosophy and Objectives

        The following chart highlights important considerations in the development, review and approval of the compensation of our named executive officers. We include additional detail for each of these highlights in the following pages of this CD&A.

Compensation Philosophy and Objectives

Objectives of Executive Compensation Program	Our executive compensation program is designed to:

•

Build long-term stockholder value

•

Deliver strong business and financial results

•

Attract, motivate and retain a highly qualified and effective management team to lead our business

Philosophy of Executive Compensation Program	Our executive compensation philosophy is built on five principles:

•

Align compensation with stockholders' interests and avoid excessive risk taking

•

Pay for performance

•

Focus on the long term

•

Align compensation to market

•

Provide appropriate degrees of at-risk and performance-based compensation

Methods to Achieving the Executive Compensation Program Objectives

•

Tie annual and long-term cash and stock incentives to achievement of measurable corporate and individual performance objectives

•

Reward individual performance and reinforce business strategies and objectives for enhanced stockholder value

•

Evaluate employee performance and compensation to ensure we can attract and retain employees in a competitive manner

•

Ensure total compensation paid to executive officers is fair, reasonable and competitive, considering accomplishments of the individual executive officers and the Company as a whole

Principal Elements of the Executive Compensation Program

•

Base salary

•

Annual performance-based incentive cash bonus awards

•

Long-term equity incentives in the form of restricted stock units and stock options and other equity awards

•

Other benefits and perquisites, such as life and health insurance benefits and a qualified 401(k) savings plan offered to all employees

•

Post-termination severance and accelerated vesting of previously granted equity awards upon termination and/or a change of control

The Compensation Committee views these components of compensation as related but distinct. Although the Compensation Committee does review total compensation, we do not believe that compensation derived from one component of compensation should negate or offset the compensation incentives provided by the other components. The Compensation Committee determines the appropriate level for each compensation component based in part, but not exclusively, on the Company's strategic plan, aligning the Company's strategic objectives and executive compensation with stockholder expectations for long-term value creation, compensation for similar positions at peer companies, internal equity and consistency, and other considerations it deems relevant, such as rewarding extraordinary performance.

  2012 Compensation Program Decisions

        The table below summarizes the compensation decisions that our Compensation Committee made in November 2011 effective for the start of fiscal year 2012 relative to our named executive officers and the implications of the Company's performance during the fiscal year on incentive award payouts.

2012 Compensation Program Decisions and Actions

Decisions Effective on the Start of Fiscal Year 2012 (made in November 2011)

•

The Compensation Committee increased all named executive officer base salaries between 2.0% and 21.6% to align with the market median levels of similar positions in Kratos' Compensation Peer Group, with additional emphasis and consideration on individual performance, individual accomplishments, and evaluation of other considerations such as achievements and performance of the Company, execution of the Company's business plan and execution of the Company's strategic plan. Consideration was also made to better align compensation levels relative to other positions with similar responsibilities within the Company.

•

The Compensation Committee set aggressive revenue, Adjusted EBITDA, and operating cash flow targets for fiscal year 2012 annual incentive compensation purposes based upon our AOP. Our Board reviews and approves our annual consolidated AOP, as well as each division's AOP.

•

The fiscal year 2012 AOP included revenue growth of 29% at $920 million, Adjusted EBITDA growth of 29% at $120 million, growth of operating cash flow of 82% at $60 million, and DSO improvement of 9% (at 95 days) over fiscal year 2011. All of the fiscal year 2012 AOP financial targets excluded any impact from acquisitions.

•

The Compensation Committee granted restricted stock units ("RSUs") in January and March 2012. It did not grant any other stock awards to the named executive officers during fiscal year 2012, with the exception of Mr. Poirier. Mr. Poirier received an additional grant of RSUs in July 2012 when he was promoted to President of our newly formed Electronics Products Division.

•

Grants of RSUs that the Compensation Committee made at the beginning of fiscal year 2012 are worth less than the values that it attributed to them at the time they were granted, given the decline in Company stock price since the date of grant. Refer to the Realizable Compensation analysis on page 42.

2012 Compensation Program Decisions and Actions

Incentive Plan Outcomes for Performance During Fiscal Year 2012

•

Non-Equity Incentive Plan Compensation payouts for named executive officers were paid at a level below target based on the results of the following performance measures for fiscal year 2012: Revenues, Adjusted EBITDA, and Adjusted Operating Cash Flows and Free Cash Flows, Backlog, and Gross Margin (all excluding the impact of acquisitions)(1). Overall performance for these metrics resulted in the below actual payouts.

Named Executive Officer	Actual Payout Multiplier (% of target bonus payable)
Eric DeMarco	40%
Deanna Lund	40%
Deborah Butera	40%
Phillip Carrai	85%
Richard Poirier	86%

•

The payouts for Mr. DeMarco, Ms. Lund and Ms. Butera were impacted by the Company's shortfall of consolidated Adjusted EBITDA for fiscal year 2012. The corporate executive incentive arrangements include a clause for no pay-out on any of the Company-wide financial performance measures (which account for an aggregate of 60% of the overall performance measures) for target incentives, unless at least 90% of the Consolidated Adjusted EBITDA target is met. The other financial performance targets, which accounted for 35% of the 60% financial performance measures, were either achieved above the minimum target or exceeded for fiscal year 2012. However, because the Adjusted EBITDA target was missed by several percentage points, there was no cash award for any of the non-Adjusted EBITDA related financial objectives (comprising 35% of the target) that were achieved. The Compensation Committee made the decision to award the options in 2013 to corporate management in recognition of the financial targets that were achieved in 2012, including operating cash flow, reduction of DSOs and revenues. The Compensation Committee also strongly weighted the success of the management team's execution of the Company's strategic objectives of continuing to diversify the Company's business to a more specialty product and critical infrastructure/non-Department of Defense business. The strategic acquisition of Composite Engineering, Inc. during 2012 was also one of the accomplishments that the Compensation Committee considered in its assessment of the achievements of the management team. The grant of the options in 2013 were structured such that if the equity value of the Company's stock price appreciates by 90% over the strike price of $4.98 over the four-year vest period, the named executive officer could effectively realize the value of approximately 50% of the original target cash incentive value set for fiscal year 2012. On January 4, 2013, Mr. DeMarco, Ms. Lund, and Ms. Butera were granted 76,152, 34,926, and 16,962 stock options, respectively, with four-year vesting schedules, in recognition of the 35% of the minimum 2012 financial objectives that were met or exceeded.

(1)
These performance measures contain non-GAAP financial measures, including Adjusted Cash Flow From Operations (computed as Cash provided by operating activities from continuing operations excluding the payment of acquisition related items), Adjusted Free Cash Flow (computed as Cash provided by operating activities from continuing operations excluding the payment of acquisition related items less payments for capital expenditures), and Adjusted EBITDA (which excludes the impairment of goodwill and intangible assets, losses from discontinued operations, transaction and other acquisition related items, contract settlements, stock compensation expense and income from SWAP instruments, and the associated margin rates). Kratos believes this information is useful to investors because it provides a basis for measuring the

2012 Say-on-Pay Vote Results, Stockholder Feedback, and Compensation Program Decisions

        Beginning in 2011, we gave our stockholders the opportunity to provide feedback on our executive compensation program and related proxy disclosure through an advisory vote at our annual stockholders meeting. Stockholders were asked to approve, on an advisory basis, the compensation paid to the named executive officers. Stockholders also indicated a strong preference to hold the advisory vote annually. At our annual meeting in 2012, our stockholders approved the "say-on-pay" resolution for the compensation of our named executive officers in fiscal year 2011, with 55% of the votes cast in favor of the proposal. Despite the majority support and approval of the named executive officers' compensation, we were disappointed in the May 2012 voting results and recognized the need to better understand our stockholders' opinions. As a result, we initiated a review to gain further feedback from key stockholders on their perspectives of our executive compensation programs.

Stockholder Outreach and Engagement

        Over the last year, our Compensation Committee and management embarked on a multi-pronged effort to gather feedback from key stockholders regarding our executive compensation, including meeting with our stockholders to obtain additional insight on compensation changes under consideration and current market practices. In total, we have obtained direct feedback from stockholders that own nearly 50% of our Company's outstanding common stock. In addition, we have reviewed analysis of market practices at peer companies, had discussions with proxy advisory services and corporate governance research firms and obtained advice from independent compensation consultants.

Changes Made in Response to Stockholder Feedback

        The following is a summary of the results of our outreach and engagement efforts, including the feedback we received and the corresponding changes our Compensation Committee made to our compensation program for 2013. Since we could not complete this effort until after the stockholder vote in May of 2012, the Compensation Committee could not implement these changes until late 2012,

(footnote (1) continued)

  Company's available capital resources, the actual and forecasted operating performance of the Company's business and the Company's cash flow, excluding extraordinary items and non-cash items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles. The Company's management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company's actual and forecasted operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and investors should carefully evaluate the Company's financial results calculated in accordance with GAAP and reconciliations to those financial statements. In addition, non-GAAP financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

thereby impacting 2012 annual incentive awards, 2013 base salary, and 2013 long-term equity incentive awards.

Aspect of Compensation Program	Stockholder Feedback	Compensation Program Changes for 2012 and 2013 in Response to Stockholder Feedback

Base Salary	Concern with respect to alignment of executive pay and Company performance.	Effective for 2013 executive compensation, the base salaries for corporate executive officers and certain of our business unit executive officers were frozen at 2012 compensation levels with no increase in base salary to constructively provide additional emphasis on long-term incentives, specifically from a long-term equity basis, tied directly to long-term stockholder value.

Annual Incentive Awards	Concern with respect to alignment of executive pay and Company performance.	None of the named executive officers were paid the full target annual incentive awards for 2012 since the 90% minimum annual EBITDA target was not achieved. The corporate named executive officers were paid at 40% of the target incentive awards and the operational named executive officers were paid at 85% and 86% of the target incentive awards. The Compensation Committee made the decision to grant stock options to the corporate named executive officers in recognition of the minimum financial performance targets (comprising 35% of the target incentive award) that were met or exceeded for fiscal year 2012, but for which there was no payment on those performance metrics since the minimum 90% target EBITDA was not achieved. The stock option grants were issued on January 4, 2013 with a grant date market price of $4.98 and vest 25% each year over a 4-year period.

Change-in-Control Agreements	Recent stockholder opposition to the practice of excise tax gross-ups has led some companies to eliminate the provision.	Beginning in 2013, any new change-in-control agreements or any renewals or material amendments of existing change-in-control agreements will eliminate excise tax gross ups. In addition, beginning in 2013, equity awards have a "double-trigger," such that they will not accelerate in the event of a change-in-control unless also accompanied by a qualifying termination of employment.

Aspect of Compensation Program	Stockholder Feedback	Compensation Program Changes for 2012 and 2013 in Response to Stockholder Feedback

Long-Term Equity Incentives	Some stockholders believe that long-term equity incentives should be earned or vested based upon the achievement of specific performance goals aligned with stock performance.	The Compensation Committee made the decision to grant stock options rather than restricted stock units in 2013. To align the Company's stock performance with the vesting of long-term equity incentives, stock options were issued in January 2013 with 50% of the equity award vesting upon the achievement of a Company market price per share of $15.00 (a 201% increase above the market strike price of $4.98). The remaining 50% of the equity award cliff vests at the end of 5 years. In the event of a change in control, accelerated vesting will only occur if the market price per share is at least in excess of 15% of the option strike price. The Company also increased the component of long-term equity incentive compensation as a percentage of total compensation to provide a greater emphasis on compensation that is directly linked with the creation of long-term stockholder value.

Hedging and Pledging Policy	Current industry sentiment opposed to hedging transactions and pledging transactions by directors and executive officers.	Beginning in March 2013, the Company has implemented a policy that prohibits hedging and pledging transactions by directors and executive officers.

Stock Ownership Target Guidelines	Some stockholders believe that the Company should have stock ownership guidelines.	Beginning March 2013, the Company implemented a stock ownership target guideline of 1% of the outstanding shares of common stock for our Chief Executive Officer, including all shares held through options, restricted stock units, Employee Stock Purchase Plan purchases, open market purchases and 401(k) holdings. Over the past four quarters, the Chief Executive Officer has purchased shares of Kratos common stock on the open market. Additionally, other executive officers have purchased shares of Kratos common stock on the open market during the past few quarterly open trading windows.

2012 Realizable Compensation

        Despite its record financial performance during fiscal year 2012, Kratos continued to face significant challenges to its market valuation. Like seven of our peers, our stock price declined over 10% during fiscal year 2012. This pressure on the stock prices of defense companies was due primarily to the uncertainty of the Department of Defense budget caused by the Budget Control Act of 2011, the looming threat of sequestration, as well as Continuing Resolution for fiscal year 2013. The decline in the market value of our stock over the past few years has significantly impacted the overall compensation of our executives, as a sizable percentage of their compensation (from 12% to 48%) is comprised of long-term equity instruments.

        The following chart illustrates how our executives' compensation arrangements were influenced by our performance and the decline in the value of our common stock in 2012, consistent with the impact of those changes on long-term stockholder interests. We have compared the 2012 target total direct compensation for each of our named executive officers as set by the Compensation Committee in November 2011, and an updated estimate of the value of the 2012 target total direct compensation for each of our named executive officers, taking into account the actual payout under our 2012 Bonus Plan, the estimated fair value of the options issued in January 2013 in recognition of the 2012 financial targets that were met at the minimum thresholds or exceeded, and the estimated value of the long-term equity grants made in January, March and July 2012. We also show an updated direct realizable compensation taking into account the estimated value of the long-term equity grants made in 2012 using the market value of our common stock on December 30, 2012. Specifically, the 2012 realizable compensation of our Chief Executive Officer decreased 18% from the 2012 target total direct compensation, which reflects the decline in the Company's stock price.

Realizable Compensation (in thousands)

(1)
2012 target total direct compensation as approved by the Compensation Committee in November 2011 and calculated as the sum of (a) approved base salary, (b) the target annual bonus amount for the year assuming a payout of 100%, and (c) the fair market value of the restricted stock unit grant made to the executive in the current year determined using the closing price of our common stock on the dates of grant (January 3, 2012, March 30, 2012 and July 27, 2012) ($6.43, $5.34 and $5.77, respectively).

(2)
Updated estimate of the value of the 2012 target total direct compensation using approved base salary, the actual payout under our 2012 Bonus Plan, the fair value of the options issued in January 2013 in recognition of the 2012 financial targets that were met at the minimum thresholds or exceeded, and valuing equity using the closing price of our common stock on the dates of grant (January 3, 2012, March 30, 2012 and July 27, 2012) ($6.43, $5.34 and $5.77, respectively).

(3)
Value of the 2012 target total direct compensation using approved base salary, the actual payout under our 2012 Bonus Plan, the fair value of the options issued in January 2013 in recognition of the 2012 financial targets that were met at the minimum thresholds or exceeded, and valuing equity using the value based on the closing price of our common stock on December 30, 2012 ($4.80).

Benchmarking Our Program Against Peers

        To gauge marketplace compensation levels and practices, the Compensation Committee works with Mercer, an independent executive compensation consultant, and with our Vice President of Human Resources to conduct a marketplace analysis of our executive compensation practices and pay levels against a group of publicly traded companies that we refer to as the "Compensation Peer Group." Mercer was selected by the Compensation Committee based on recommendations from other companies and outside counsel, and the compensation consultant assisted with the review of the Company's Compensation Peer Group. The Compensation Peer Group, which the Compensation Committee annually reviews and updates, consists of a group of companies that:

  •
  we compete against for talent,

  •
  are in our industry or a similar industry, or

  •
  have broadly similar revenues and employee population

        We rely upon the compensation data gathered from the Compensation Peer Group to represent the competitive market for executive talent for Kratos executives. Based on the most recent available data for fiscal year 2012, the average and median annual revenue for the Compensation Peer Group are approximately $1.42 billion and $884 million, respectively. The average and median number of employees for the Compensation Peer Group are 4,914 and 2,717, respectively. Kratos is within an acceptable range of the companies in its Compensation Peer Group for both annual revenue, at $969 million, and number of employees, at 4,300.

Compensation Peer Group for 2012

AAR Corp.	DigitalGlobe Inc.	Microsemi Corporation
AeroVironment, Inc.	Ducommun Incorporated	Moog Inc.
Anaren, Inc.	FLIR Systems, Inc.	NCI, Inc.
American Science & Engineering, Inc.	GeoEye, Inc.(1)	Orbital Sciences Corporation
Alliant Techsystems Inc.	Harris Corporation	The KEYW Holding Corporation
CACI International Inc.	iRobot Corporation	ViaSat, Inc.
Comtech Telecommunications Corp.	Mantech International Corporation	VSE Corporation
Cubic Corporation	Mercury Systems, Inc.

(1)
Fiscal year 2012 data was not available for GeoEye, Inc. as a result of its acquisition by DigitalGlobe, Inc.

Targeted Pay Mix

        Consistent with the pay philosophy approved by the Compensation Committee, our pay mix at target (shown below for our Chief Executive Officer and other named executive officers) involves a compensation mix (at target) that is largely incentive based. The charts below include fiscal year 2012 base salary, target annual incentive, target long-term incentive cash, and target values for equity incentives granted in fiscal year 2012. The charts below illustrate how the mix of total direct compensation for our named executive officers emphasizes variable compensation with a significant focus on long-term incentives tied to our long-term share value.

2012 Chief Executive Officer Target Compensation Mix

2012 Other Named Executive Officer Target Compensation Mix

Elements of the Executive Compensation Program

        There are four principal elements of our Executive Compensation Program. Collectively, our Compensation Committee believes that these elements deliver an executive compensation package that achieves the program's three objectives: build long-term stockholder value; drive sustained, strong business and financial results; and attract, motivate and retain a highly qualified and effective management team to drive our financial and operational performance. The changes the Compensation Committee implemented for fiscal year 2013 reflect a continued shift toward simple, transparent, and performance-based compensation that takes into account stockholder feedback gained through our stockholder engagement efforts over the past year.

	Link to Program Objectives	Type of Compensation	Key Features

Base Salary	Compensation Committee considers base salaries paid by companies in the Compensation Peer Group and survey data and uses the 50th percentile as a guideline.	Cash	Provides a stable source of income and is a standard compensation element in executive compensation packages.

Annual Incentive Performance Plan	A cash-based award that encourages named executive officers to focus on the business and financial objectives for each fiscal year. Target incentive opportunity is set as a percentage of base salary.	Cash	Payout is based on profitability, growth and operational performance during the fiscal year and occurs only if minimum performance levels are met.

Long Term Incentive Stock Options	Links compensation of named executive officer to the building of long-term stockholder value. Keeps the program competitive and helps retain talent.	Long-Term Equity	Aligns executive officers' compensation with the creation of stockholder value.

Changes for 2013

The long-term incentive pay mix shifts emphasis to long-term equity incentives utilizing stock options with specific market performance milestones (market price of over 200% of grant price) in order to achieve vesting on 50% of equity awards granted in 2013.

Employment and Change of Control Agreements	Ensures named executive officers remain focused on creating sustainable performance.	Benefit	Agreements protect the Company and the named executive officers from risks by providing: • Economic stability • Death or disability payments • Payments and benefits in the event of a change in control

Changes for 2013

We have eliminated excise tax gross-ups in the event of a change of control for any new employment agreements or renewed or materially amended existing employment agreements. In addition, under any new equity awards, equity vesting in the event of a change of control will be double-trigger equity vesting for all participants receiving equity rather than single-trigger.

Base Salary

        Base salary is the only fixed element of our executive officers' target total direct compensation and is based on historic base salary levels and base salaries paid to executives in comparable positions at the Compensation Peer Group companies. In the fall of each year, the Compensation Committee reviews the base salary for each of our executive officers and determines whether any adjustments are necessary based on an executive officer's level of responsibility, changes in duties, individual performance and achievements, success in contributing to our short-term and long-term objectives, as well as any unique challenges faced by the Company, internal pay equity, changes in the competitive marketplace and taking into account the compensation practices of the Compensation Peer Group companies. The factors that the Company's Chief Executive Officer takes into consideration in reaching his recommendation for compensation for each of the named executive officers (other than the Chief Executive Officer) include the size of the organization (revenues, operating income, and headcount, etc.) the named executive officer manages and the accomplishments of the named executive officer during the most recent period, including contract awards, bid and proposal pipeline, integration of acquisitions, margin improvement, cost containment, etc. The Chief Executive Officer also reviews the size of peer companies and the size of similar and related peer companies' organizations as related to the named executive officers of the organization. The base salary of our Chief Executive Officer is reviewed and recommended by the Compensation Committee acting in consultation with the other independent members of our Board.

        In November 2011, the Compensation Committee applied the above principles and decided to adjust certain of the executive officers' salaries commensurate with their various roles and responsibilities and applied the above principles in connection with their review of peer companies' executive compensation policies, taking into consideration the size and organizational structure of those peer companies. Additional factors the Compensation Committee took into consideration in determining the base salary increases for 2012 and the incentive compensation for 2011 included the successful completion of two transformative acquisitions (Herley and Integral), as well as the strategic acquisition of SecureInfo Corporation, which expanded the Company's cyber security and information assurance offering, all which transformed Kratos' product offering during 2011, and accomplishments achieved in integrating acquired businesses, the overall increase in revenues of 77% from $408.5 million in 2010 to $713.9 million in 2011, improvement in Adjusted EBITDA margins by 300 basis points, the generation of adjusted operating free cash flow excluding acquisition related expenses, the completion of the senior note offerings of $285 million and $115 million, the refinancing and increase of the Company's $35 million revolving line of credit to $90 million and the completion of the common stock offering of $61.1 million in net proceeds. Additional factors the Compensation Committee took into consideration in determining the base salary increases for 2012 were (1) the multiple roles and responsibilities the executive officers had assumed that were typically performed by multiple positions in comparable companies, such as Chief Operating Officer, Chief Strategy Officer, Vice President of Investor Relations, and Vice President of Public Relations; and (2) the expansion of the roles and responsibilities of the executive officers as a result of the growth and expansion of the Company.

        Similarly, in November 2012, the Compensation Committee reviewed the base salaries of all named executive officers and made the decision to freeze corporate executive base salaries for 2013 in order to achieve a total compensation package mix with more emphasis on long-term equity and incentive based compensation. The base salary increases provided to our named executive officers for 2012 ranged from 2.0% to 21.6% and ranged from 0% to 12.9% for 2013. Our named executive officers' annual base salaries in 2012 (effective from January 9, 2012) and 2013 (effective from

January 7, 2013) and the percentage of target total direct compensation represented by the base salaries are as follows:

Named Executive Officer	2012 Base Salary ($)	Percent Change from 2011	Percent of Total Target Direct Compensation	2013 Base Salary ($)	Percent Change from 2012
Eric DeMarco	695,000	20.9%	29.6%	695,000	0.0%
Deanna Lund	425,000	13.3%	39.2%	425,000	0.0%
Deborah Butera	344,000	14.7%	52.3%	344,000	0.0%
Phillip Carrai	310,000	21.6%	45.8%	350,000	12.9%
Richard Poirier	474,344	2.0%	43.8%	485,000	2.2%

Changes to Base Salaries for 2013

        In response to stockholder feedback, the Compensation Committee made efforts to create a greater emphasis on risk based equity compensation to provide a greater link between compensation and performance. Beginning in fiscal year 2013, more weight has been placed on performance-based equity as all corporate named executive officers and certain other executive managements' base salaries were frozen. This change in compensation mix includes the grant of stock options to provide a greater emphasis on overall long-term incentive mix.

Target Annual Bonus

        Our 2012 Bonus Plan rewards executive officers for performance relative to key financial measures that drive value for stockholders. At the beginning of each year, the Chief Executive Officer determines specific financial performance targets for all executives (excluding himself) based on the AOP for the Company and the applicable business division. In addition, the Chief Executive Officer establishes specific business and strategic objectives that are measured at the end of the year for attainment. All executive officers have the opportunity to receive incentive compensation in the form of annual bonuses of cash based upon the achievement of certain individual and Company performance objectives during the fiscal year. Typically, target cash bonus awards are based upon a percentage of the executive's salary and range from 45% to 100% of the executive's salary. In determining the appropriate level of target bonus for each executive, the Compensation Committee considers the recommendation of the Chief Executive Officer and other information collected from public sources for similar positions at peer companies. Under the bonus plan, a majority of each executive's target bonus amount is based on goals related to the Company's achievement of specific financial targets for the fiscal year, which typically include a combination of Adjusted EBITDA, operating cash flow, DSOs, revenues, backlog, gross margins, and other key financial metrics of the business, while the remaining portion of the bonus is based on specific individualized operational objectives. The Compensation Committee approved aggressive revenue, Adjusted EBITDA, and operating cash flow targets for fiscal year 2012 annual incentive compensation purposes based upon Kratos' AOP, which was reviewed and approved by our Board. The fiscal year 2012 AOP included revenue growth of 23% at $920 million, Adjusted EBITDA growth of 29% at $120 million, growth of operating cash flow of 82% at $60 million, and DSO improvement of 9% (at 95 days) over fiscal year 2011. All of the fiscal year 2012 AOP financial targets excluded any impact from acquisitions. In order to receive any award on the financial targets, which comprise 60% to 75% of the executive's total incentive compensation, minimum performance levels of 90% of EBITDA targets must be achieved. Once achieved, the executive will typically receive a pro rata percentage of his or her bonus target based on linear interpolation.

        The Compensation Committee and/or our Chief Executive Officer retain wide discretion to interpret the terms of the cash bonus plan and to identify the extent to which an individual's performance objectives have been met in any particular fiscal year. The Compensation Committee and/or the Chief Executive Officer also retain the right to exclude extraordinary charges or other special circumstances in determining whether the objectives were met during any particular fiscal year and may decide to grant 100% of the targeted cash bonus award even if the financial targets do not fall within the specified range, based upon an evaluation of business conditions, industry trends, and additional accomplishments achieved. In addition, the Compensation Committee and/or Chief Executive Officer may approve cash bonuses outside of the cash bonus plan. For example, the Compensation Committee and/or Chief Executive Officer may approve bonus awards in connection with an executive officer's efforts and accomplishments with respect to our strategic initiatives and milestones, and such bonus awards may overlap with or be in addition to bonus awards under the cash bonus plan.

        Below is a summary of the target awards, maximum awards and actual cash awards paid to the named executive officers for 2012.

	Award Targets
			2012 Actual Cash Payout as a % of Target	2012 Actual Cash Payout amount ($)(1)
Named Executive Officer	Target ($)	Maximum ($)
Eric DeMarco	695,000	695,000	40.0%	278,000
Deanna Lund	318,750	318,750	40.0%	127,500
Deborah Butera	154,800	154,800	40.0%	61,920
Phillip Carrai	186,000	186,000	85.0%	158,100
Richard Poirier	474,344	513,477	86.0%	407,936

(1)
The Compensation Committee made the decision to pay 40% of the corporate executive management 2012 incentive compensation in cash. Although 35% of the 60% of financial performance metrics were met at the minimum payout targets or exceeded, there was no payout of any financial performance metrics since the Adjusted EBITDA metric was not met at the minimum 90% level of achievement. In recognition of the achievement of strategic objectives by the corporate executive management team and the financial performance metrics that were met or exceeded, the Compensation Committee made the decision to grant stock options in January 2013 to the corporate executives. Refer to the 2013 Equity Compensation section.

Equity Compensation

        Our Compensation Committee believes that equity ownership by our executive officers provides important incentives for such officers to make decisions and take actions that maximize long-term stockholder value. By awarding equity, we link long-term incentives directly to our stock price. If our stock price decreases, so does the value of the executive officer's compensation. Stock options and restricted stock units also help us maintain competitive compensation levels in the market and retain high-performing employees through multi-year vesting and performance based vesting requirements.

        The Compensation Committee develops its equity award determinations based on its judgments as to whether the complete compensation packages provided to our executives, including prior equity awards, provide sufficient incentives to build stockholder value and align the interests of our executive officers with those of our stockholders and are sufficient to retain, motivate and adequately reward each of our executives. This judgment is based in part on information provided by reviewing the equity compensation practices of companies of our Compensation Peer Group, which is a set of companies believed to be our competitors and with whom we believe we generally compete for key executives.

        The Compensation Committee grants equity compensation to our executive officers and other employees under our Equity Plans. In 2012, our equity awards were comprised of restricted stock units which generally vested over a five-year period from the date of grant, with either (i) 50% of the shares subject to the award vesting on the fifth anniversary of the grant date and the remaining 50% vesting at the rate of 20% per year on each anniversary of the grant date; or (ii) 100% of the shares subject to the award vesting on the fifth anniversary of the grant date. Grants to our corporate named executive officers typically vest on a ten-year cliff with 100% of the shares subject to the award vesting on the tenth anniversary of the grant date. Our equity awards typically have a ten-year contractual term for our corporate executive officers. The Compensation Committee believes that although use of a ten-year cliff vest is non-standard in the market place, it closely links long-term stockholder interests with those of the executive officer by focusing on long-term equity value and enhancing executive officer retention.

        In 2013, our equity awards were comprised of stock options with (i) 50% of the shares subject to the award vesting at the rate of 20% per year on each anniversary of the grant date and (ii) 50% of the shares subject to the award vesting upon Kratos' stock price achieving a $15.00 market price within six years of the grant date (an appreciation of 201% from the grant price of $4.98). Our equity awards typically have a ten-year contractual term.

        In addition, as of April 1, 2008, our employees, including our executive officers, have been eligible to purchase shares of our common stock under the Purchase Plan, which is a broad-based plan in which all employees can participate. Since the inception of the Purchase Plan, approximately 96% of all shares purchased are held by non-executive employees.

        The Compensation Committee reviews and approves all grants made to our executives under the Equity Plans and in connection with the initial hiring, promotions, extraordinary achievements or compensation adjustments. In addition to these factors, the size and timing of grants to our other employees are generally subject to policies established by the Compensation Committee regarding the position of the grantee within our Company, the overall number of options actually granted to the optionee in the past and the extent of vesting of prior grants. In general, the option grants are also subject to post-termination and change-in-control provisions. In January 2007, the Board adopted a policy of granting equity ownership to our executive officers through RSUs, and for various business reasons we generally discontinued the use of stock options as a form of equity compensation through 2012 and instead began to issue RSUs on a limited basis. No options were granted to executive officers during fiscal years 2009, 2010, 2011 or 2012. In 2013, the Compensation Committee made the decision to grant stock options instead of RSUs to more closely align long-term stock performance with equity vesting and compensation.

        Consistent with its belief that equity ownership by executive officers provides important incentives to make decisions and take actions that maximize long-term stockholder value, during fiscal year 2012, the Compensation Committee granted RSU awards to the named executive officers as set forth in the table below.

Grantee Officer	No. Restricted Stock Unit Awards Granted During 2012(1)
Eric DeMarco	150,000
Deanna Lund	50,000
Deborah Butera	25,000
Phillip Carrai	30,000
Richard Poirier	22,500

(1)
Mr. DeMarco and Ms. Lund's RSUs vest fully at the earlier of (i) ten years from the date of grant, (ii) upon a change in control of the Company, or (iii) upon termination of employment without cause. Ms. Butera's RSUs vest fully at the earlier of (i) ten years from the date of grant or (ii) upon a change in control of the Company. Mr. Carrai and Mr. Poirier's RSUs vest fully at the earlier of (i) five years from the date of grant or (ii) upon a change in control of the Company. Mr. Poirier's RSUs include those received in July 2012 when he was promoted to President of our newly formed Electronic Products Division.

        Consistent with the Compensation Committee's intent to place more emphasis on long-term equity compensation to more closely link long-term incentives with our stock price, the Company granted stock option awards in January 2013 to the named executive officers as set forth in the table below.

	2013 Stock Option Grants

Named Executive Officer	No. of Stock Options	Vesting Schedule	No. of Stock Options	Vesting Schedule	No. of Stock Options	Vesting Schedule

Eric DeMarco	76,152	25% per year	150,000	20% per year	150,000	Market Price $15 per Share
Deanna Lund	34,926	25% per year	60,000	20% per year	60,000	Market Price $15 per Share
Deborah Butera	16,962	25% per year	30,000	20% per year	30,000	Market Price $15 per Share
Phillip Carrai	—	—	40,000	20% per year	40,000	Market Price $15 per Share
Richard Poirier	—	—	15,000	20% per year	15,000	Market Price $15 per Share

        As discussed in the summary of 2012 compensation above, the Compensation Committee made the decision to grant stock options with a four-year vesting schedule to the corporate NEOs in recognition of the 35% of the 2012 minimum financial targets that were achieved or exceeded but for which there was no payout since the minimum 90% threshold of Adjusted EBITDA had not been met. The grants of 76,152, 34,926 and 16,962 stock options to Mr. DeMarco and Ms. Lund and Ms. Butera, respectively, were related to this recognition. The grant of the options in 2013 was structured such that if the equity value of the Company's stock price appreciates by 90% over the strike price of $4.98 over the four-year vest period, the named executive officer could effectively realize the value of approximately 50% of the original target cash incentive value.

        The remaining grants in January 2013 to all NEOs were comprised of 50% of the grants vesting 20% over a five-year period, with the remaining 50% vesting only upon achievement of Kratos stock price reaching a $15.00 market price (or 201% above the grant price) within a six-year period. The Compensation Committee increased the number of shares granted in 2013 compared to 2012 to take into consideration the vesting criteria (with a 201% market appreciation required for 50% of the shares to vest) and to take into consideration the market strike price of the options versus the RSUs granted in 2012. All 2013 options were granted on January 4, 2013, with a strike price of the closing market price that day.

Changes to Granting of Stock Options and Restricted Stock in 2013

        In response to stockholder feedback, the Compensation Committee made efforts to create a stronger, more direct link between compensation and performance. Beginning in fiscal year 2013, more weight has been placed on performance-based equity. This includes the grant of stock options that provides vesting for 50% of the grant only upon the achievement of a stated market price substantially greater (over 201%) than the current strike price.

Executive Benefits and Perquisites

        All of our executives are eligible to participate in our employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans are available to all benefits eligible employees on an equal basis. It is generally our policy not to extend significant perquisites to executives that are not available to employees generally. We sponsor no pension plans or nonqualified deferred compensation plans. We have no current plans to make changes to levels of benefits and perquisites provided to executives.

Change in Control and Severance Benefits

        Pursuant to employment agreements with Mr. DeMarco, Mr. Carrai, and Mr. Poirier and severance and change-in-control agreements with Ms. Lund and Ms. Butera, we provide these officers the opportunity to receive additional compensation and benefits in the event of their termination under certain circumstances or a change in control of the Company. Severance and change-in-control provisions are summarized below in the section entitled "Employment Agreements; Potential Payments Upon Termination or Change in Control." The Compensation Committee's analysis indicates that our severance and change-in-control provisions are consistent with the provisions and benefit levels of other companies disclosing such provisions as reported in public SEC filings. We believe that our severance and change-in-control arrangements with our executive officers are reasonable and within the range offered by peer companies.

Risks Related to Compensation Policies and Practices

        The Compensation Committee has considered whether the Company's overall compensation program for employees in 2013 creates incentives for employees to take excessive or unreasonable risks that could materially harm the Company. We believe that several features of our compensation policies for management employees appropriately mitigate such risks, including a mix of long and short term compensation incentives that we believe is properly weighted, the uniformity of compensation policies across the Company, and the use of our 2012 business plan, which the Compensation Committee regards as setting an appropriate level of risk taking for the Company as a baseline for our annual incentive plan targets. We also believe the Company's internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing the Company to a harmful long term business transaction in exchange for short term compensation benefits. The Compensation Committee believes that the risks inherent with the vesting provisions of certain of the 2013 stock option grants that vest upon the increase of the Company's stock price by over 200% are mitigated by the balance of the overall compensation package of the executive officers, as well as the long-term vesting of the RSUs granted in prior periods that require sustainability of the stock price and other long-term growth factors.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee reviews and approves our compensation programs on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K and this proxy statement.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Scot Jarvis, Chairperson Bandel Carano William Hoglund

        The foregoing Compensation Committee Report is not "soliciting material," is not deemed "filed" with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of ours under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended , except to the extent we specifically incorporate this report by reference.

Summary Compensation Table

        The following table summarizes the total compensation earned by our Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers (collectively, the "named executive officers") for fiscal years 2012, 2011 and 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Award(s) ($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total Compensation ($)
Eric DeMarco	2012	690,384	278,000	964,500	—	—		67,375	(3)	2,000,259
President and Chief Executive	2011	571,731	575,000	987,750	—	—		38,490	(3)	2,172,971
Officer	2010	476,539	490,000	557,965	—	—		16,375	(4)	1,540,879
Deanna Lund	2012	423,077	127,500	321,500	—	—		43,717	(5)	951,794
Executive Vice President and	2011	374,039	300,000	395,100	—	—		25,448	(5)	1,094,587
Chief Financial Officer	2010	344,615	262,500	334,779	—	—		11,025	(6)	952,919
Deborah Butera	2012	342,308	61,920	160,750	—	—		11,025	(6)	576,003
Senior Vice President, General	2011	300,000	135,000	—	—	—		11,025	(6)	446,025
Counsel, Chief Compliance	2010	85,385	40,496	169,200	—	—		3,380	(6)	298,461
Officer and Secretary
Phillip Carrai	2012	300,853	158,100	192,900	—	—		11,025	(6)	662,878
President, Technology &	2011	254,731	80,000	197,550	—	187,500	(7)	11,025	(6)	730,806
Training Solutions Division	2010	245,456	50,000	279,527	—	62,500	(7)	11,025	(6)	648,508
Richard Poirier	2012	474,344	407,936	124,450	—	—		14,638	(8)	1,021,368
President, Electronic Products	2011	339,582	287,598	284,400	—	—		—		911,580
Division

(1)
Represents cash bonus awards to named executive officers earned in the referenced fiscal year as set forth above. Annual cash bonus awards under Kratos' cash bonus plans are typically paid based on the achievement of certain objectives approved by the Compensation Committee as described in further detail above. In addition, the Compensation Committee made the decision to award Ms. Lund a discretionary bonus of $18,750 in 2011 in recognition of individual achievements.

(2)
The amounts shown equal the fair value of RSU awards at the date of grant. The value is calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("Topic 718"). We caution that the amount ultimately realized from the RSU awards will likely vary based on a number of factors, including our actual operating performance and stock price fluctuations and the timing of sales. A discussion of the assumptions used in calculating the grant date fair value of the RSUs is set forth in Note 11 of the Notes to Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2012 filed with the SEC on March 12, 2013.

(3)
Represents the taxable income attributable to Mr. DeMarco for his use of a Company automobile in the amount of $2,888 and $5,350 in 2012 and 2011, respectively; a cash payout of $53,462 and $22,115 for paid time off, for 2012 and 2011, respectively; and the Company's matching contribution to the 401(k) plan of $11,025 in 2012 and 2011.

(4)
Represents the taxable income attributable to Mr. DeMarco for his use of a Company automobile in the amount of $5,350 and the Company's matching contribution to the 401(k) plan of $11,025.

(5)
Represents the cash payout of $32,692 and $14,423 in 2012 and 2011, respectively, and the Company's matching contribution to the 401(k) plan of $11,025 in 2012 and 2011.

(6)
Represents the Company's matching contribution to the 401(k) plan.

(7)
Represents a retention payment pursuant to Mr. Carrai's employment agreement with the Company. See the description of the amended and restated employment agreement with Mr. Carrai below.

(8)
Represents Company's matching contribution to the 401(k) plan of $11,025 and a cash payout of $3,613 for paid time off.

Grants of Plan-Based Awards

        The following table sets forth for the fiscal year ended December 30, 2012 certain information regarding grants of plan-based awards to each of our named executive officers.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Eric DeMarco		—	695,000	695,000
	1/3/2012				150,000	964,500
Deanna Lund		—	318,750	318,750
	1/3/2012				50,000	321,500
Deborah Butera		—	154,800	154,800
	1/3/2012				25,000	160,750
Phillip Carrai		—	186,000	186,000
	1/3/2012				30,000	192,900
Richard Poirier		—	474,344	513,477
	3/30/2012	—	—	—	12,500	66,750
	1/3/2012	—	—	—	10,000	57,700

(1)
Amounts shown are the estimated possible payouts for fiscal year 2012 under the annual cash bonus program, based on certain assumptions. The actual bonuses awarded to the named executive officers for the 2012 fiscal year are reported in the above Summary Compensation Table under the column "Bonus."

(2)
Amounts shown represent RSUs granted under the 2005 Equity Incentive Plan and the 2011 Equity Incentive Plan to the named executive officers in fiscal year 2012 as more fully described above.

(3)
The fair value of stock and option awards as calculated in accordance with Topic 718 is $6.43 per share for the grants on January 3, 2012 and $5.34 per share for the grants on March 30, 2012 and $5.77 per share for the grants on July 27, 2012.

Outstanding Equity Awards at December 30, 2012

        The following table sets forth the outstanding equity awards for each named executive officer as of December 30, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Option Exercise Price ($)		Option Expiration Date(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Eric DeMarco	124,999		61.90	(4)	11/17/2013
	50,000	(5)	60.50		8/18/2014
	22,500	(5)	53.80		8/9/2015
						498,125	(6)	2,391,000
Deanna Lund	20,000	(5)	61.90	(7)	4/20/2014
	10,000	(5)	60.50		8/18/2014
	10,000		53.80		8/9/2015
						170,000	(6)	816,000
Deborah Butera						36,250	(8)	174,000
Phillip Carrai						67,000	(9)	321,600
Richard Poirier						35,500	(10)	170,400

(1)
All options listed are fully vested and exercisable.

(2)
Expiration date assumes that optionee remains in service of the Company through the full term of the stock option grant.

(3)
Represents the aggregate market value of the unvested RSU awards held by the named executive officers as of December 28, 2012, based on the closing price of a share of Kratos common stock of $4.80 on December 28, 2012.

(4)
Represents option shares that were originally granted to Mr. DeMarco on November 17, 2003, with respect to which the vesting was accelerated on May 18, 2005 pursuant to the Compensation Committee's determination to accelerate the vesting on all outstanding and unvested stock options held by employees, officers and directors of the Company with an exercise price of more than $100.00 per share. The option was cancelled and reissued on December 30, 2005 as part of a repricing of all outstanding employee stock options that were originally granted at exercise prices greater than 120% of the Company's closing stock price on the NASDAQ Global Select Market on December 30, 2005.

(5)
Represents option shares granted to the named executive officers with respect to which the vesting was subsequently accelerated on December 29, 2006, when the Board approved the acceleration of vesting of all outstanding options issued prior to June 30, 2006 under the 1999 Equity Incentive and 2000 Nonqualified Stock Option Plans.

(6)
The unvested RSU awards vest at the earlier of (i) 10 years from the date of grant; (ii) upon a change in control of the issuer; or (iii) upon termination of employment without cause. Mr. DeMarco was granted 98,750 RSUs on January 30, 2007, 49,375 RSUs on March 26, 2007, 45,000 RSUs on January 4, 2008, 30,000 RSUs on January 2, 2009, 50,000 RSUs on January 2, 2010, 75,000 RSUs on January 3, 2011, and 150,000 RSUs on January 3, 2012. Ms. Lund was granted 20,000 RSUs on January 30, 2007, 10,000 RSUs on March 26, 2007, 10,000 RSUs on

  January 4, 2008, 20,000 RSUs on January 2, 2009, 30,000 RSUs on January 2, 2010, 30,000 RSUs on January 3, 2011, and 50,000 RSUs on January 3, 2012.

(7)
Represents option shares originally granted to Ms. Lund on April 20, 2004, with respect to which the vesting was accelerated on May 18, 2005, pursuant to the Compensation Committee's determination to accelerate the vesting on all outstanding and unvested stock options held by employees, officers and directors of the Company with an exercise price of more than $100.00 per share. These options were cancelled and reissued on December 30, 2005 as part of a repricing of all outstanding employee stock options that were originally granted at exercise prices greater than 120% of Kratos' closing stock price on the NASDAQ Global Select Market on December 30, 2005.

(8)
Comprised of: (i) 15,000 RSUs, 50% of which vest as to 25% of the total number of shares subject to the RSU award on each anniversary of September 10, 2010 until fully vested on September 10, 2014, and 50% of which vest on September 10, 2014, provided that all such units shall immediately vest upon a change in control of the Company; and (ii) 25,000 RSUs, which vest at the earlier of (x) ten years from January 3, 2012, or (y) upon a change in control of the Company.

(9)
Comprised of: (i)10,000 RSUs, which vest as to 20% of the total number of shares subject to the RSU award on each anniversary of January 2, 2009 until fully vested on January 2, 2014, provided that all such units shall immediately vest upon a change in control of the Company or termination of employment without cause; (ii) 10,216 RSUs, which vest as to 20% of the total number of shares subject to the RSU award on each anniversary of January 2, 2010 until fully vested on January 2, 2015, provided that all such units shall immediately vest upon a change in control of the Company; (iii) 9,000 RSUs, which vest at the earlier of (x) five years from May 11, 2010, or (y) upon a change in control of the Company; (iv) 4,784 RSUs, which vest as to 20% of the total number of shares subject to the RSU award on each anniversary of January 2, 2010 until fully vested on January 2, 2015, provided that all such units shall immediately vest upon a change in control of the Company, (v) 15,000 RSUs, which vest at the earlier of (x) five years from January 3, 2011, or (y) upon a change in control of the Company; and (vi) 30,000 RSUs, which vest at the earlier of (x) 5 years from January 3, 2012 or (y) upon a change in control of the Company.

(10)
Comprised of: (i) 20,000 RSUs, which vest as to 20% of the total number of shares subject to the RSU award on each anniversary of March 30, 2011 until fully vested on March 30, 2016, provided that all such units shall immediately vest upon a change in control of the Company; (ii) 12,500 RSUs, which vest at the earlier of (x) five years from March 30, 2012, or (y) upon a change in control of the Company; and (iii) 10,000 RSUs, which vest at the earlier of (x) five years from July 27, 2012, or (y) upon a change in control of the Company.

Option Exercises and Stock Vested

        There were no exercises of stock options by our named executive officers during fiscal year ended December 30, 2012.

        The following table shows RSUs vested for the named executive officers during the fiscal year ended December 30, 2012:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Eric DeMarco	—	—
Deanna Lund	—	—
Deborah Butera	1,875	$9,056
Phillip Carrai	5,000	29,850
Richard Poirier	4,000	21,960

Employment Agreements; Potential Payments Upon Termination or Change in Control

        In addition to other compensation arrangements described elsewhere in this Proxy Statement, we have entered into agreements with five of our named executive officers as follows:

Employment Agreement with Eric DeMarco

        On November 14, 2003, we entered into an Executive Employment Agreement with Mr. DeMarco, which was subsequently amended and restated, most recently on August 4, 2011 (as amended, the "DeMarco Agreement"). Among other things, the terms of the DeMarco Agreement provide for Mr. DeMarco's compensation, eligibility to receive annual incentive awards and to participate in long term incentive, employee benefit and retirement programs.

        In the event that Mr. DeMarco is terminated without cause or upon a change of control followed by a triggering event, he will be entitled to receive a lump sum payment equal to the sum of three times his current base salary, plus three times his maximum target bonus potential for the year in which he was terminated, less any bonus amounts already received for such year, accelerated vesting of all equity awards and participation for Mr. DeMarco and his dependents in our employee health care program for three years or, if earlier, until Mr. DeMarco procures health care coverage through another employer. Receipt of the foregoing severance compensation is conditioned upon, among other things, Mr. DeMarco's compliance with the one year post-termination nonsolicitation provision set forth in the DeMarco Agreement and execution of a full general release releasing the Company from all claims the executive may have against the Company. For the avoidance of doubt, Mr. DeMarco's entitlement to the severance compensation described above shall remain in full force and effect in the event of a change of control of the Company. Additionally, in the event that there is a change of control of the Company, Mr. DeMarco shall be entitled to accelerated vesting of 100% of all outstanding and unvested equity awards.

        The timing of severance payments and benefits under the DeMarco Agreement may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A of the Code. Mr. DeMarco's employment agreement also provides that such severance payments are generally subject to certain gross-up provisions in the event that they are characterized as "excess parachute payments" within the meaning of Section 280G of the Code ("Section 280G").

        The vesting terms of Mr. DeMarco's RSUs are governed by the agreements under which each RSU was granted; and pursuant to such RSU agreements, Mr. DeMarco's unvested RSUs will vest in the event of a termination of service without cause and a change of control. Assuming a termination without cause had occurred on December 30, 2012, this provision would have resulted in accelerated vesting of unvested equity awards valued at $2,391,000.

        If Mr. DeMarco had been terminated on December 30, 2012 without cause or in connection with a change in control, he would have received the following benefits under his employment agreement; (i) a lump sum payment of $4,170,000, equal to three times his current base salary and three times his maximum target bonus potential for the year; (ii) the accelerated vesting of his RSU awards with an aggregate market value on December 30, 2012 of $2,391,000; (iii) continued participation by Mr. DeMarco and his family in the Company's group health insurance benefits on the same terms as during his employment until the earlier of three years following his termination or procurement of health care coverage through another employer, provided that if the Company's insurance carrier will not allow for such benefits continuation the Company shall pay the premiums required to continue Mr. DeMarco's group health care coverage during the period under the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), with an aggregate annual cost of $19,829.

        For purposes of the DeMarco Agreement, the terms "cause," "change of control" and "triggering event" have the following meanings:

        Cause.    As defined more completely in the executive's employment agreement, "cause" means (i) acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of executive with respect to executive's obligations or otherwise relating to the business of the Company, (ii) executive's material breach of the agreement or the Company's standard form of confidentiality agreement, (iii) executive's conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude; or (iv) executive's willful neglect of his duties or poor performance.

        Change of Control.    As defined more completely in the executive's employment agreement, "change of control" means any one of the following occurrences: (i) any person (other than persons who are employed by the Company or its affiliates at any time more than one year before a transaction) becomes the "beneficial owner" within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, directly or indirectly, of Company securities representing 50% or more of the combined voting power of Company's then-outstanding securities, but only to the extent that such ownership constitutes a "change in the ownership" of Company within the meaning of U.S. Treasury Regulation Section 1.409A-3(i)(5)(v), (ii) during any consecutive one-year period following the date of the employment agreement, individuals who constituted the Board at the beginning of such period or their approved replacements (the "Beginning Board") cease for any reason to constitute a majority of the Board, but only to the extent that such acquisition constitutes a "change in the effective control" of Company within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vi), (iii) a merger or consolidation of Company with any other corporation unless: (a) the voting securities of Company outstanding immediately before the merger or consolidation would continue to represent at least 50% of the combined voting power of the voting securities of Company or such surviving entity outstanding immediately after such merger or consolidation; and (b) no acquiror becomes the "beneficial owner," directly or indirectly, of Company securities representing 50% or more of the combined voting power of Company's then outstanding securities, but only to the extent that such ownership constitutes a "change in the ownership" of Company within the meaning of U.S. Treasury Regulation Section 1.409A-3(i)(5)(v), and (iv) any person acquires all, or substantially all, of Company's assets, but only to the extent that such acquisition results in a "change in the ownership of a substantial portion" of Company's assets within the meaning of U.S. Treasury Regulation Section 1.409A-3(i)(5)(vii).

        Triggering Event.    As defined more completely in the executive's employment agreement, "triggering event" means (i) executive's termination from employment by the Company without cause, (ii) a material change in the nature of executive's job or responsibilities, or (iii) the relocation of executive's principal place of work to a location more than 30 miles from the location executive was assigned to immediately prior to the change of control and such relocation results in executive's one-way commute to work increasing by more than 30 miles from the executive's principal place of residence as of immediately prior to the announcement of such relocation, and (iv) the Company's material breach of the agreement.

Severance and Change of Control Agreement with Deanna Lund

        On March 28, 2005, we entered into a Severance and Change of Control Agreement with Ms. Lund, which was subsequently amended and restated, most recently on August 4, 2011 (as amended, the "Lund Agreement"). The terms of this amended and restated agreement provide that, upon a change of control of the Company, Ms. Lund shall be entitled to accelerated vesting of 100% of all of her outstanding and unvested stock options and other equity awards. In the event of a termination without cause, Ms. Lund shall be entitled to accelerated vesting of 100% of her outstanding and unvested stock options and other equity awards. The Lund Agreement also provides for severance payments to Ms. Lund as follows: (i) if Ms. Lund is terminated without cause prior to a change of control, she is entitled to (A) severance compensation equal to one year of her base salary then in effect and (B) if needed, continuation of her then current health insurance coverage at the same cost to her as prior to termination for a period of one year following termination, or (ii) if she terminates as a result of a triggering event after a change of control, she is entitled to: (A) severance compensation equal to two years of her base salary then in effect, plus her maximum potential bonus amount for two years and (B) if needed, continuation of her then current health insurance coverage at the same cost to her as prior to termination for a period of two years following termination or resignation. The definitions of cause, change of control and triggering event set forth in the Lund Agreement are consistent with the definitions set forth in the DeMarco Agreement, as described above.

        The timing of severance payments and benefits under the Lund Agreement may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A of the Code. Ms. Lund's severance agreement also provides that such severance payments are generally subject to certain gross-up provisions in the event that they are characterized as "excess parachute payments" within the meaning of Section 280G.

        The vesting terms of Ms. Lund's RSUs are governed by the agreements under which each RSU was granted; and pursuant to such RSU agreements, Ms. Lund's unvested RSUs will vest in the event of a termination of service without cause and a change of control. Assuming a termination without cause had occurred on December 30, 2012, this provision would have resulted in accelerated vesting of unvested equity awards valued at $816,000.

        Under the Lund Agreement, if Ms. Lund had been terminated without cause on December 30, 2012, she would have received the following benefits: (i) severance compensation equal to one year of her base salary then in effect, in the amount of $425,000 and (ii) continuation of her then current health insurance coverage at the same cost to her as prior to her termination for a period of one year following termination with an aggregate annual cost of $13,010, and the accelerated vesting of her RSU awards with an aggregate market value on December 30, 2012 of $816,000. If Ms. Lund terminated on December 30, 2012 as a result of a triggering event after a change of control she would have received the following benefits: (i) severance compensation equal to two years of her base salary and target bonus then in effect, in the amount of $1,487,500, (ii) continuation of her then current health insurance coverage at the same cost to her as prior to her termination for a period of two years following termination totaling $26,020, and (iii) the accelerated vesting of her RSUs with an aggregate market value on December 30, 2012 of $816,000.

Severance and Change of Control Agreement with Deborah Butera

        On August 2, 2010, we entered into a Severance and Change of Control Agreement with Ms. Butera, which was subsequently amended and restated, most recently on August 4, 2011 (as amended, the "Butera Agreement"). The terms of this amended and restated agreement provide that, upon a change of control of the Company, Ms. Butera shall be entitled to accelerated vesting of 100% of all of her outstanding and unvested stock options and other equity awards. In the event of a termination without cause, Ms. Butera shall be entitled to accelerated vesting of 100% of her outstanding and unvested stock options and other equity awards. The Butera Agreement also provides for severance payments to Ms. Butera as follows: (i) if Ms. Butera is terminated without cause, she is entitled to (A) severance compensation equal to nine months of her base salary then in effect and (B) if needed, continuation of her then current health insurance coverage at the same cost to her as prior to termination for a period of nine months following termination, or (ii) if she terminates as a result of a triggering event after a change of control, she is entitled to: (A) severance compensation equal to one year of her base salary then in effect, plus her maximum potential bonus amount for one year and (B) if needed, continuation of her then current health insurance coverage at the same cost to her as prior to termination for a period of one year following termination or resignation. The definitions of cause, change of control and triggering event set forth in the Butera Agreement are consistent with the definitions set forth in the DeMarco Agreement, as described above.

        The timing of severance payments and benefits under the Butera Agreement may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A of the Code. Ms. Butera's severance agreement also provides that such severance payments are generally subject to certain gross-up provisions in the event that they are characterized as "excess parachute payments" within the meaning of Section 280G.

        The vesting terms of Ms. Butera's RSUs are governed by the agreements under which each RSU was granted; and pursuant to such RSU agreements, Ms. Butera's unvested RSUs will vest in the event of a termination of service without cause and a change of control. Assuming a termination without cause had occurred on December 30, 2012, this provision would have resulted in accelerated vesting of unvested equity awards valued at $174,000.

        Under the Butera Agreement, if Ms. Butera had been terminated without cause on December 30, 2012, she would have received the following benefits: (i) severance compensation equal to nine months of her base salary then in effect, in the amount of $258,000 and (ii) continuation of her then current health insurance coverage at the same cost to her as prior to her termination for a period of nine months following termination with an aggregate annual cost of $6,408, and the accelerated vesting of her RSU awards with an aggregate market value on December 30, 2012 of $174,000. If Ms. Butera terminated on December 30, 2012 as a result of a triggering event after a change of control she would have received the following benefits: (i) severance compensation equal to one year of her base salary and target bonus then in effect, in the amount of $498,800, (ii) continuation of her then current health insurance coverage at the same cost to her as prior to her termination for a period of one year following termination totaling $6,408, and (iii) the accelerated vesting of her RSUs with an aggregate market value on December 30, 2012 of $174,000.

Employment Agreement with Phillip Carrai

        On January 1, 2011, we entered into an Amended and Restated Employment Agreement with Mr. Carrai, which was subsequently amended on August 4, 2011 (as amended, the "Carrai Agreement"). Under the terms of the Carrai Agreement, Mr. Carrai's annual base salary is $310,000. Under Mr. Carrai's prior employment agreement dated May 29, 2009, Mr. Carrai was entitled to receive incentive/retention compensation totaling $250,000, which amount was paid in four equal installments of $62,500 on each of December 31, 2010, April 1, 2011, July 1, 2011, and February 3,

2012. In addition, Mr. Carrai is entitled to receive additional annual discretionary incentive compensation of up to 60% of his base salary. In the event of his termination without cause, the Carrai Agreement provides that Mr. Carrai shall be entitled to (i) continued payment of his base salary for a period of twelve months from the termination date and (ii) any incentive compensation earned as of the termination date. In addition, in the event Mr. Carrai is terminated without cause within six months following a change of control, Mr. Carrai is entitled to receive continued payment of his base salary for a period of twelve months.

        For purposes of the Carrai Agreement, cause is defined as (i) executive breaching any material provision of the agreement, (ii) executive being indicted or convicted of any felony, (iii) executive committing any act of fraud, misappropriation of funds or embezzlement, or (iv) executive committing any act, or failing to take any action, the effect of which is to bring the Company into disrepute with any of its customers, including, but not limited to a material violation of the Company's code of legal and ethical conduct. The definition of a change of control set forth in the Carrai Agreement is consistent with the definition set forth in the DeMarco Agreement, as described above.

        The vesting terms of Mr. Carrai's RSUs are governed by the agreements under which each RSU was granted; and pursuant to such RSU agreements, certain RSUs granted to Mr. Carrai will vest in the event of a termination of service without cause and/or a change of control. Assuming a change in control had occurred on December 30, 2012, this provision would have resulted in accelerated vesting of unvested equity awards valued at $321,600. If Mr. Carrai had been terminated on December 30, 2012 without cause, he would have received the following benefits under his employment agreement: (i) severance compensation equal to $310,000 to be paid over twelve months; and (ii) the accelerated vesting of his RSU awards with an aggregate market value on December 30, 2012 of $19,200. If Mr. Carrai had been terminated on December 30, 2012 in connection with a change in control, he would have received the following benefits under his employment agreement: (i) severance compensation equal to twelve months of his base salary then in effect, which was $310,000 annually; and (ii) the accelerated vesting of his RSU awards with an aggregate market value on December 30, 2012 of $321,600.

Employment Agreement with Richard Poirier

        On April 1, 2011, we entered into an Employment Agreement with Mr. Poirier, which was subsequently amended on December 20, 2012 (as amended, the "Poirier Agreement"). Under the terms of the Poirier Agreement, Mr. Poirier's annual base salary is $474,344, and he is entitled to receive annual discretionary incentive compensation of up to 75% of his base salary. In the event of the termination of Mr. Poirier's employment with the Company without cause, Mr. Poirier shall be entitled to receive (i) continued payment of his base salary for a period of twenty-four months following the termination date, (ii) twice the annual incentive compensation earned in the preceding year pursuant to the terms of any then existing incentive compensation agreement, and (iii) access to continued medical and dental benefits for Mr. Poirier and his eligible family members at the employee contribution rate for twenty-four months from the termination date. In the event Mr. Poirier is terminated without cause within six months following a change of control, he shall be entitled to receive (i) continued payment of his base salary for a period of twenty-four months, (ii) twice the annual incentive compensation earned in the preceding year pursuant to the terms of any then existing incentive compensation agreement, and (iii) access to continued medical and dental benefits for Mr. Poirier and his eligible family members at the employee contribution rate for twenty-four months.

        For purposes of the Poirier Agreement, cause is defined as (i) executive's violation of policy or rules of the Company in any material respect, which remains uncured after notice, (ii) executive's willful refusal to follow the lawful directions given by executive's direct supervisor or the president of the Company from time to time or breach of any material covenant or obligation under the agreement or any other agreement with the Company, or (iii) executive's breach of the duty of loyalty to the

Company that causes or is reasonably likely to cause injury to the Company. The definition of change of control as set forth in the Poirier Agreement is consistent with the definition set forth in the DeMarco Agreement, as described above.

        The vesting terms of Mr. Poirier's RSUs are governed by the agreements under which each RSU was granted; and pursuant to such RSU agreements, certain RSUs granted to Mr. Poirier will vest in the event of a termination of service without cause and/or a change of control. Assuming a change in control had occurred on December 30, 2012, this provision would have resulted in accelerated vesting of unvested equity awards valued at $170,400. If Mr. Poirier had been terminated on December 30, 2012 without cause, he would have received the following benefits under his employment agreement: (i) severance compensation equal to twenty-four months of his base salary then in effect, which was $474,334 annually; (ii) twice the annual incentive compensation earned in the preceding year pursuant to the terms of any then existing incentive compensation agreement, which totaled $575,196; (iii) continuation of his then current health insurance coverage at the same cost to him as prior to him termination for a period of twenty-four months following termination totaling $43,896; and (iv) the accelerated vesting of his RSU awards with an aggregate market value on December 30, 2012 of $170,400. If Mr. Poirier had been terminated on December 30, 2012 in connection with a change in control, he would have received the following benefits under his employment agreement: (i) severance compensation equal to twenty-four months of his base salary then in effect, which was $474,334 annually; (ii) twice the annual incentive compensation earned in the preceding year pursuant to the terms of any then existing incentive compensation agreement, which totaled $575,196; (iii) continuation of his then current health insurance coverage at the same cost to him as prior to him termination for a period of twenty-four months following termination totaling $43,896; and (iv) the accelerated vesting of his RSU awards with an aggregate market value on December 30, 2012 of $170,400.

DIRECTOR COMPENSATION

        The following table summarizes the quarterly retainer and committee fees payable to our non-employee directors during the fiscal year ended December 30, 2012. All such fees are paid quarterly in arrears.

Board Member Quarterly Retainer	$5,000
Audit Committee Chair Quarterly Retainer	$3,000
Non-Audit Committee Chair Quarterly Retainer	$2,000
Board In-Person Meeting Fee (per meeting)	$4,000
Board Chair In-Person Meeting Fee(1)	$4,000
Committee In-Person Meeting Fee	$1,000
Audit Committee Meeting Fees	$1,000
Annual RSU Award	4,000 shares	(2)(3)

(1)
In addition to any Board in-person meeting fees.

(2)
Which vest 100% on the five year anniversary of the grant date.

(3)
On December 27, 2012, the Company's Compensation Committee revised the equity portion of director compensation such that, beginning in 2013, directors would receive annually 4,000 options to purchase Company common stock that vest 100% on the five year anniversary of the grant date and 4,000 options to purchase Company common stock that vest once the market price of the Company's common stock reaches $15.00 per share within six years from the grant date.

        Our directors also receive reimbursement for all out-of-pocket expenses related to their duties, including, but not limited to, travel, car rental and lodging fees.

Director Summary Compensation Table

        The following table summarizes the total compensation that our directors (other than directors who are named executive officers) earned during the fiscal year ended December 30, 2012 for services rendered as members of our Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Scott Anderson(3)	60,000	23,880	—	—	83,880
Bandel Carano(4)	—	—	30,075	—	30,075
William Hoglund(5)	65,000	23,880	—	—	88,880
Scot Jarvis(6)	59,000	23,880	—	—	82,880
Jane Judd(7)	46,000	23,880	—	—	69,880
Samuel Liberatore(8)	37,000	23,880	—	—	60,880

(1)
Amounts shown in this column reflect the grant date fair value computed in accordance with Topic 718 with respect to awards of RSUs. On January 3, 2012, each of Messrs. Anderson, Hoglund, Jarvis, and Liberatore and Ms. Judd were granted 4,000 RSUs for their service on the Board. The grant date fair value of each RSU granted on January 3, 2012 was $5.97. The assumptions on which this valuation is based are set forth in Note 11 to the audited financial statements included in the Company's Annual Report on Form 10-K filed with the SEC on March 12, 2013.

(2)
Amounts shown in this column reflect the grant date fair value computed in accordance with Topic 718 with respect to awards of options to purchase shares of Kratos. The following awards of stock options during 2012 were made pursuant to the Non-Management Directors Stock Option Fee Program, of which Mr. Carano is the only participant: (a) March 15, 2012, fully vested stock option to purchase 1,939 shares of common stock in lieu of $12,000 in director's fees; (b) May 23, 2012, fully vested stock option to purchase 2,540 shares of common stock in lieu of $13,000 in director's fees; (c) September 20, 2012, fully vested stock option to purchase 1,181 shares of common stock in lieu of $7,000 in director's fees; and (d) November 16, 2012, fully vested stock option to purchase 2,778 shares of common stock in lieu of $12,000 in director's fees. Mr. Carano's options granted in 2012 had an aggregate grant date market value ranging from $4.32 to $6.19. The assumptions on which this valuation is based are set forth in Note 11 to the audited financial statements included in the Company's Annual Report on Form 10-K filed with the SEC on March 12, 2013.

(3)
Mr. Anderson had fully vested outstanding options to purchase 8,000 shares and held 10,000 RSUs as of December 30, 2012.

(4)
Mr. Carano had fully vested outstanding options to purchase 35,429 shares as of December 30, 2012.

(5)
Mr. Hoglund had fully vested outstanding options to purchase 8,000 shares and held 12,000 RSUs as of December 30, 2012.

(6)
Mr. Jarvis had fully vested outstanding options to purchase 8,000 shares and held 10,000 RSUs as of December 30, 2012.

(7)
Ms. Judd held 8,000 RSUs as of December 30, 2012.

(8)
Mr. Liberatore held 15,100 RSUs as of December 30, 2012.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information concerning the beneficial ownership of our common stock as of March 26, 2013 by (i) each stockholder known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock, (ii) each director and nominee for director, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all executive officers and directors as a group.

	Beneficial Ownership(1)
	Common Stock
Identity of Owner or Group	Shares		% Ownership
Named Executive Officers(2)
Eric DeMarco	460,566	(3)	*
Deanna Lund	85,336	(4)	*
Deborah Butera	10,233	(5)	*
Phillip Carrai	41,357	(6)	*
Richard Poirier	27,748	(7)	*
Directors
Scott Anderson	71,401	(8)	*
c/o Cedar Grove Investments, LLC 3825 Issaquah Pine Lake Road Sammamish, WA 98075
Bandel Carano	11,862,096	(9)	20.92%
Oak Investment Partners 525 University Avenue, Suite 1300 Palo Alto, CA 94301
William Hoglund	6,000	(10)	*
P.O. Box 1914 Wilson, WY 83014
Scot Jarvis	46,200	(11)	*
c/o Cedar Grove Investments, LLC 3825 Issaquah Pine Lake Road Sammamish, WA 98075
Jane Judd	16,000		*
4820 Eastgate Mall, Suite 200 San Diego, CA 92121
Samuel Liberatore	1,326	(12)	*
4820 Eastgate Mall, Suite 200 San Diego, CA 92121
5% Stockholders:
Oak Management Corporation	11,854,275	(13)	20.92%
901 Main Avenue, Suite 600 Norwalk, CT 06851
T. Rowe Price Associates, Inc.	4,744,932	(14)	8.38%
100 E. Pratt Street Baltimore, MD 21202
All Directors and Executive Officers as a Group (14 persons)	12,721,835		22.34%
Total Shares Outstanding	56,653,790

*
Represents less than one percent (1%).

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities and includes shares of our common stock issuable pursuant to the exercise of stock options or other securities that are exercisable or convertible into shares of our common stock within 60 days of March 26, 2013. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The inclusion of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit from, such shares. Applicable percentages are based on 56,653,790 shares of common stock outstanding on March 26, 2013.

(2)
The address for all executive officers is 4820 Eastgate Mall, Suite 200, San Diego, CA 92121.

(3)
Includes 7,511 shares held in Kratos' 401(k) Plan, 11,188 shares purchased through the Kratos Employee Stock Purchase Plan, and 197,499 shares subject to options exercisable within 60 days from March 26, 2013.

(4)
Includes 7,433 shares held in Kratos' 401(k) Plan, 7,903 shares purchased through the Kratos Employee Stock Purchase Plan, and 40,000 shares subject to options exercisable within 60 days from March 26, 2013.

(5)
Includes 4,677 shares held in Kratos' 401(k) Plan and 1,006 shares purchased through the Kratos Employee Stock Purchase Plan.

(6)
Includes 6,546 shares held in Kratos' 401(k) Plan and 3,835 shares purchased through the Kratos Employee Stock Purchase Plan.

(7)
Includes 2,800 shares held in Kratos' 401(k) Plan and 4,948 shares purchased through the Kratos Employee Stock Purchase Plan.

(8)
Includes 6,000 shares subject to options exercisable within 60 days from March 26, 2013 and 2,000 shares held by the Anderson Family Trust for the benefit of Mr. Anderson's children. Mr. Anderson disclaims beneficial ownership of the shares held by the Anderson Family Trust.

(9)
Includes the shares of common stock detailed in Note (13) below held by the fund entities affiliated with Oak Investment Partners. Also includes 36,496 shares subject to options held by Mr. Carano that are exercisable within 60 days of March 26, 2013 and 255 shares of common stock held directly by Mr. Carano.

(10)
Includes 6,000 shares subject to options exercisable within 60 days from March 26, 2013.

(11)
Includes 6,000 shares subject to options exercisable within 60 days from March 26, 2013.

(12)
Includes 926 shares held in Kratos' 401(k) Plan.

(13)
Based on information contained in a Schedule 13D filed with the SEC on May 18, 2012. Includes (i) 267,786 shares held by Oak Investment Partners IX, Limited Partnership, a Delaware limited partnership ("Oak IX"), (ii) 2,853 shares held by Oak IX Affiliates Fund, Limited Partnership, a Delaware limited partnership ("Oak IX Affiliates"), (iii) 6,427 shares held by Oak IX Affiliates Fund-A, Limited Partnership, a Delaware limited partnership ("Oak IX Affiliates-A"), (iii) 568,088 shares held by Oak Investment Partners X, Limited Partnership, a Delaware limited partnership ("Oak X"), (iv) 9,121 shares held by Oak X Affiliates Fund, Limited Partnership, a Delaware limited partnership ("Oak X Affiliates"), and (v) 11,000,000 shares held by Oak Investment Partners XIII, Limited Partnership, a Delaware limited partnership ("Oak XIII"). Each of these entities has sole voting and dispositive power with respect to the shares they beneficially own. Oak Associates IX, LLC is the general partner of Oak IX, Oak IX Affiliates, LLC is the general partner of each of Oak IX Affiliates and Oak IX

  Affiliates-A, Oak Associates X, LLC is the general partner of Oak X, Oak X Affiliates, LLC is the general partner of Oak X Affiliates, and Oak Associates XIII, LLC is the general partner of Oak XIII. As the general partner, these entities have shared voting and dispositive power over the shares held by the entity for which they are the general partner. All such shares are deemed to be beneficially owned by Oak Management Corporation, a Delaware corporation ("Oak Management") as investment advisor to Oak IX, Oak IX Affiliates, Oak IX Affiliates-A, Oak X, Oak X Affiliates and Oak XIII. Oak IX, Oak Associates IX GP, Oak IX Affiliates, Oak IX Affiliates-A, Oak IX Affiliates GP, Oak X, Oak X Associates GP, Oak X Affiliates, Oak X Affiliates GP, Oak XIII, Oak Associates XIII GP and Oak Management are collectively referred to as the "Oak Entities". Bandel L. Carano, Gerald R. Gallagher, Edward F. Glassmeyer, Fredric W. Harman, Ann H. Lamont, Iftikar A. Ahmed, Warren B. Riley, Grace A. Ames and Andrew W. Adams (collectively, with the Oak Entities, the "Reporting Persons") are deemed to have beneficial ownership of such shares as general partners, managing members, stockholders, directors and officers of the Oak Entities. In addition, Messrs. Carano, Gallagher, Glassmeyer, Harman and Ms. Lamont have sole voting and dispositive power with respect to 255 shares, 1,027 shares, 3,459 shares, 3,701 shares and 2,154 shares, respectively. Each Reporting Person disclaims the existence of a "group" and disclaims beneficial ownership of all shares of common stock or securities convertible into or exercisable for common stock other than any shares or other securities reported herein as being owned by it, him or her, as the case may be.

(14)
Based on information contained in a Schedule 13G/A filed with the SEC by T. Rowe Price Associates, Inc. ("Price Associates") on February 8, 2013 with respect to holdings of Kratos common stock as of December 31, 2012. These securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 3,452,100 shares, representing 6.1% of the shares outstanding), for which Price Associates, Inc. serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        Information about our equity compensation plans as of December 30, 2012 is as follows (shares in thousands):

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, and Rights	Weighted Average Exercise Price of Outstanding Options, and Rights(3)	Number of Securities Remaining Available for Future Issuance
Equity Compensation Plans Approved by Stockholders(1)	2,269	$44.17	4,710	(4)
Equity Compensation Plans Not Approved by Stockholders(2)	2,546	$12.75	—

Total	4,815	$27.66	4,710

(1)
Includes the Herley 2003 Stock Option Plan, Herley Amended and Restated 2010 Stock Plan, Integral Amended and Restated 2008 Stock Incentive Plan, 1999 Stock Option Plan, 2005 Equity Incentive Plan, 2011 Equity Incentive Plan, and the Purchase Plan.

(2)
Includes the 2000 Non-Statutory Stock Option Plan, 1998 Digital Fusion, Inc. Stock Option Plan, 1999 Digital Fusion, Inc. Stock Option Plan, 2000 Digital Fusion, Inc. Stock Option Plan, 2005 Amended and Restated Digital Fusion, Inc. Equity Incentive Plan, Henry Bros. Electronics, Inc.

  1999 Stock Option Plan, 2006 Henry Bros. Electronics, Inc. Stock Option Plan, and 2007 Henry Bros. Electronics, Inc. Stock Option Plan. It also includes 1,950 thousand RSUs that were long-term retention inducement grants given to certain employees of Composite Engineering, Inc. ("CEI") who joined Kratos as a result of our acquisition of CEI in July 2012. The RSUs cliff vest on the fourth anniversary of the closing of the CEI acquisition or earlier upon the occurrence of certain events.

(3)
The weighted-average exercise price does not take into account approximately 1,731 thousand shares of common stock issuable upon vesting of outstanding stock awards from plans approved by stockholders and approximately 1,950 thousand shares of common stock issuable upon vesting of outstanding stock awards from plans not approved by stockholders, which have no exercise price.

(4)
Includes approximately 1,189 thousand shares reserved for issuance under the Purchase Plan. For the offering period ended December 31, 2012, 367 thousand shares were issued, and 822 thousand shares remain available for issuance under the Purchase Plan as of March 26, 2013.

        For more information regarding our equity compensation plans, see Note 11 to the audited financial statements included in our Form 10-K filed with the SEC on March 12, 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than ten percent (10%) of a registered class of our equity securities (the "Reporting Persons") to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.

        To the best of our knowledge and based solely upon our review of the copies of such reports furnished to us for the fiscal year ended December 30, 2012 and the information provided to us by the Reporting Persons, we believe that all Reporting Persons complied with Section 16(a) during the 2012 fiscal year.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are the Company's stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Kratos Defense & Security Solutions, Inc., c/o Corporate Secretary, 4820 Eastgate Mall, Suite 200, San Diego, California 92121 or call Investor Relations at (858) 812-7300. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their brokers.

 STOCKHOLDER PROPOSALS

        Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2014 proxy statement, a stockholder's proposal must be received by us no later than December 11, 2013 and must otherwise comply with Rule 14a-8 under the Exchange Act. Any stockholder proposal received after December 11, 2013 will be considered untimely, and will not be included in our proxy materials for our 2014 annual meeting of stockholders. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Bylaws.

        Pursuant to the terms of our Bylaws, stockholders wishing to submit proposals or director nominations for consideration at our annual meeting of stockholders must provide advance notice in writing to our Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 120 days prior to the date on which we first mailed our notice of the meeting for the previous year's annual meeting of stockholders, or not later than the tenth day following the date on which we mail the notice of meeting for the current year if during the prior year we did not hold an annual meeting or if the date of the annual meeting was changed more than 30 days from the prior year, or in the event of a special meeting. Stockholders are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. Therefore, to be presented at our 2014 annual meeting, such a proposal must be received by the Company not later than the close of business on December 11, 2013.

        While our Board will consider proper stockholder proposals that are properly brought before the annual meeting, we reserve the right to omit from our 2014 proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8 thereunder.

ANNUAL REPORT

        Our 2012 Annual Report on Form 10-K accompanies the proxy materials being provided to all stockholders. We will provide, without charge, additional copies of our 2012 Annual Report on Form 10-K upon the receipt of a written request by any stockholder.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at our Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Eric DeMarco
April 10, 2013	President and Chief Executive Officer

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Date Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. KRATOS DEFENSE & SECURITY SOLUTIONS, INC. 4820 EASTGATE MALL, SUITE 200 SAN DIEGO, CA 92121 M58432-P36374 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. KRATOS DEFENSE & SECURITY SOLUTIONS, INC. For All Except Withhold All For All The Board of Directors recommends you vote FOR the following: ! 1. Election of Directors Nominees: 01) Scott Anderson 02) Bandel Carano 03) Eric DeMarco 04) William Hoglund 05) Scot Jarvis 06) Jane Judd 07) Samuel Liberatore For Against Abstain The Board of Directors recommends you vote FOR proposals 2, 3, and 4. ! 2. To ratify the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending  3. To approve an amendment to the Company's 1999 Employee Stock Purchase Plan to increase the aggregate number of shares that may be issued under the plan by 1,500,000 shares. 4. An advisory vote (non-binding) to approve the compensation of the Company's named executive officers. 5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. NOTE: In their discretion,the Proxyholders are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. ! ! Please indicate if you plan to attend this meeting. Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. M58433-P36374 Kratos Defense & Security Solutions, Inc. This proxy is solicited by the Board of Directors FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2013. The undersigned hereby appoints Eric DeMarco and Deanna Lund, or either of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of Kratos Defense & Security Solutions, Inc. (Kratos) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Kratos to be held at the Irvine Amenities Center located at 9540 Towne Center Drive, Suite 175, San Diego, CA 92121 on, May 22, 2013 at 9:00 A.M. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR THE APPROVAL OF PROPOSALS 2, 3, AND 4. THE PROXY HOLDERS ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING. Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States. Continued and to be signed on reverse side

QuickLinks

2013 PROXY SUMMARY
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2013
CORPORATE GOVERNANCE
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 3 APPROVAL OF AN AMENDMENT TO THE KRATOS DEFENSE & SECURITY SOLUTIONS, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES THAT MAY BE ISSUED UNDER THE PLAN BY 1,500,000 SHARES
PROPOSAL NO. 4 ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
DIRECTOR COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
HOUSEHOLDING OF PROXY MATERIALS
STOCKHOLDER PROPOSALS
ANNUAL REPORT
OTHER MATTERS